                                                                     EXHIBIT 8.1

                         ACQUISITION / MERGER AGREEMENT


         THIS AGREEMENT, made and entered into as of the 11th day of November, 1998, by and between MEGAWORLD, INC. ("MegaWorld" herein), a Delaware corporation whose address for purposes of this Agreement is 430 Park Avenue, New York, New York 10022; TOTAL BUILDING SYSTEMS, INC. ("TBS" herein), a Texas corporation whose address for purposes of this Agreement is 6250 North Houston Rosslyn Road Houston, Texas 77091-3410; and CHARLES D. McPHAIL ("CDMP" herein), whose address for purposes of this Agreement is 15411 Fawn Villa, Houston, Texas 77068 (collectively, the "Parties" and individually, each a "Party" herein);

                              W I T N E S S E T H:

         WHEREAS, TBS is successfully involved in the business of constructing buildings and crew quarters of various materials in its two facilities for commercial and industrial usage; and

         WHEREAS, CDMP is the major shareholder of TBS and its chief executive officer and is responsible in large part for the growth and success of TBS; and

         WHEREAS, in order to increase the net tangible assets of MegaWorld and thereby enable MegaWorld to obtain a national market system listing for the trading of its stock and enhance its ability to raise capital, the board of directors of MegaWorld deems it desirable and in the best interest of the corporation and its shareholders that MegaWorld acquire TBS, and that the services and expertise of CDMP be secured by MegaWorld for the corporate advancement of MegaWorld and to act as an officer and director thereof, all in the manner herein provided; and

         WHEREAS, in order to gain access to the public capital markets available to MegaWorld and thereby enable TBS to continue to grow and prosper, the board of directors of TBS deems it desirable that TBS be acquired by MegaWorld; and

         WHEREAS, the boards of directors of MegaWorld and TBS deem it desirable and in the best interest of the corporations and their shareholders that a new subsidiary ("TBS Texas" herein) of MegaWorld be formed, and that the acquisition of TBS by MegaWorld be effected by merging TBS into TBS Texas in a forward triangular merger; and

         WHEREAS, the boards of directors of MegaWorld and TBS intend this Agreement to set out the terms and conditions of their agreement in order to effectuate the foregoing upon the terms and conditions hereinafter set forth; and


         NOW, THEREFORE, for and in consideration of the premises, and in consideration of the mutual covenants and promises of the parties hereto, and of the mutual benefit therefrom, the adequacy of which is hereby acknowledged by each of the Parties, the Parties do hereby agree, pursuant to Part Five of the Texas Business Corporation Act ("TBCA" herein), that TBS Texas be formed and that TBS be merged into TBS Texas, with TBS Texas to survive as a single corporation, and that CDMP be employed as a Director and Chief Executive Officer of each of MegaWorld and of TBS Texas, subject to the following terms and conditions:


Page 1                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                    ARTICLE I

                                     MERGER

         SEC. 1.1  THE COMPANIES.

                  1.1.1 TBS. Total Building Systems, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The total number of shares of stock which TBS is authorized to issue is 100,000 shares of a single class of common stock, with $1.00 value, of which 10,000 shares will be outstanding at Closing, all such outstanding shares of TBS to be duly authorized and validly issued and nonassessable and fully paid. As of August 31, 1998, the shareholders of TBS are (i) CDMP and Lynn R. McPhail, (ii) Lisa Marie McPhail, (iii) Lori Lynn McPhail, and (iv) JoyVer Investments, L.L.C. (collectively "M&J" herein).

                  1.1.2 MEGAWORLD. MegaWorld, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The total number of shares of stock which MegaWorld is authorized to issue is as follows:

                  (a) PREFERRED STOCK. No shares of Preferred Stock are authorized or issued.

                  (b) COMMON STOCK. The following numbers of shares of the following classes of Common Stock ("MegaWorld Common Stock" herein) are authorized and the following number of shares of each are issued, to wit:

                           (i) There are 1,191,741 shares authorized of Class A Common Stock, with no shares issued.

                           (ii) There are 98,808,259 shares authorized of Common Stock other than the aforesaid Class A, with 10,554,405 shares issued.

         All of the outstanding shares of MegaWorld Common Stock are duly authorized and validly issued, and nonassessable and fully paid. All shares of MegaWorld Common Stock have $0.0001 par value.

For purposes of this Agreement, an "affiliate" of MegaWorld shall be (i) any entity, other than a subsidiary, in which MegaWorld owns an interest or exercises control, (ii) any entity, other than CDMP, which owns an interest in, or exercises control over MegaWorld, and (iii) any entity under common ownership or control with MegaWorld of at least ten percent (10%). ITS Telephony, Inc.,ITM Group, Inc. and MegaWorld Liesure, Inc. are subsidiaries or affiliates of MegaWorld.

                  1.1.3 TBS TEXAS. MegaWorld shall, prior to Closing, as provided herein, create, organize, and fund a corporation ("TBS Texas" herein) under the laws of the State of Texas, with one class of common stock and authorized to issue 10,001 shares of such common stock. TBS Texas shall be organized with Articles of Incorporation and Bylaws in form acceptable to MegaWorld and CDMP. The Articles of Incorporation and Bylaws of TBS Texas are Closing Documents, the forms of which shall be negotiated in accordance with
Section 9.3 hereof.



Page 2                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 1.2 THE MERGER. The Parties agree that TBS Texas and TBS shall merge (the "Merger" herein), as herein provided, with TBS Texas as the surviving corporation. On or before Closing, the Parties agree to enter into a Plan of Merger sufficient under Part Five of the TBCA, in strict accordance herewith, which Plan of Merger shall be authorized by the shareholders of both TBS and TBS Texas, and pursuant to which Articles of Merger shall be executed and filed. The Articles of Merger and the Plan of Merger are Closing Documents, the forms of which shall be negotiated in accordance with Section 9.3 hereof.

         SEC. 1.3 RECRUITING OF TBS MANAGEMENT. The Parties agree that each of TBS Texas and MegaWorld shall employ CDMP. TBS Texas shall employ CDMP as its sole Director and its Chief Executive Officer and President by assuming the Employment Agreement ("TBS Employment Agreement" herein) by and between TBS and CDMP, which is a Closing Document and a copy of which shall be furnished to MegaWorld no later than fourteen (14) days prior to Closing in accordance with
Section 9.3 hereof. MegaWorld shall employ CDMP as a Director and its Chief Executive Officer under the Employment Agreement ("MegaWorld Employment Agreement" herein), which is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof.

         SEC. 1.4 EFFECTIVE TIME. This Agreement shall be effective as of 5:00 p.m. EDT on the date of execution by MegaWorld ("Effective Time" herein), regardless of when it is executed by the other parties.

                                   ARTICLE II

                                  CONSIDERATION

         SEC. 2.1 PURCHASE PRICE. Subject to compliance with all the terms and conditions set forth herein, and in reliance on the representations and warranties set forth herein, in partial consideration for the merger of TBS and TBS Texas, the parties hereto agree to the following:

                  2.1.2 At Closing, MegaWorld shall issue to TBS Texas and cause to be registered in the registry of shareholders in the corporate records of MegaWorld 10,200,000 shares ("Closing Shares" herein) of MegaWorld Common Stock, with suitable legend, distributed to TBS Texas, to fund that corporation and in partial consideration of, and in exchange for, the issuance to MegaWorld of 10,000 shares of the authorized stock of TBS Texas. At Closing, TBS Texas shall transfer the 10,200,000 shares of MegaWorld Common Stock, with suitable legend, in partial consideration of, and in exchange for, their shares of TBS stock, to be distributed to the following shareholders of TBS in the following amounts stated below. For one year from the date of this Agreement, MegaWorld shall issue to those listed below, in the same percentages, an amount of stock equal (in addition to these amounts stated herein) to the same number of shares that are issued to all others for whatever purposes except for acquisitions. all shares listed below shall be diluted or increased in the same percentage amount as all other present shareholders.

                    (a)   CDMP and Lynn R. McPhail              900,000 shares
                    (b)   Lisa Marie McPhail                  1,400,000 shares
                    (c)   Lori Lynn McPhail                   1,400,000 shares
                    (d)   JoyVer Investments, L.L.C.          5,100,000 shares
                    (e)   Lynn R. McPhail                     1,400,000 shares


Page 3                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  2.1.3 At Closing, further to fund TBS Texas, and in further consideration for the issuance to MegaWorld of the said 10,000 shares of stock in TBS Texas, MegaWorld shall execute and deliver a Promissory Note ("MegaWorld Promissory Note" herein), which is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof, payable to TBS Texas in the principal amount of Eight Million and 00/100 Dollars ($8,000,000.00), with a term of five (5) years, bearing interest at the London Inter-Bank Offered Rate ("LIBOR" herein) plus two percent (2%) during the term thereof, payable in semi-annual installments of principal and interest as provided herein.

                           Year 1 - Beginning November 13, 1998 - two payments of accrued interest only payable on May 13, 1999 and November 13, 1999.

                           Year 2 - Two semi-annual payments of principal based on a twenty (20) year amortization plus accrued interest payable on May 13, 2000 and November 13, 2000.

                           Year 3 - Same payment schedule as year 2 but due on May 13, 2001 and November 13, 2001.

                           Year 4 - Same payment schedule as year 2 but due on May 13, 2002 and November 13, 2002.

                           Year 5 - One semi-annual payment of principal based on a twenty year amortization plus accrued interest payable on May 13, 2003 and the remainder of the principal plus the interest at the rate stipulated above due on November 13,2003.

   If at any time prior to November 13, 2003 that management deems that they have available funds to be used to pay down this note, they are allowed to do so with no prepayment penalty.

         The MegaWorld Promissory Note and MegaWorld's performance thereunder shall be unconditionally and absolutely guaranteed in all respects by TBS Texas, which at Closing shall execute the MegaWorld Promissory Note as a Guarantor, and shall execute and deliver to CDMP the TBS Texas Guaranty Agreement described in
Section 2.3.5 hereof. At Closing, and in further consideration for their shares of stock in TBS, TBS Texas shall properly endorse the MegaWorld Promissory Note and assign the MegaWorld Promissory Note to the following persons in the following proportions:

                    (a)   CDMP & Lynn R. McPhail              30%
                    (b)   Lisa Marie McPhail                  10%
                    (c)   Lori Lynn McPhail                   10%
                    (d)   JoyVer Investments, L.L.C.          50%

                  2.1.4 At Closing, TBS Texas shall issue and cause to be registered in the registry of shareholders in the corporate records of TBS Texas the 10,001 shares of stock to be distributed hereunder as follows:

                    (a)   CDMP                                     1 share
                    (b)   MegaWorld                           10,000 shares


TBS Texas shall reserve and grant to MegaWorld the option on the share of stock to be issued to CDMP, such that at the end of a period of five years after Closing, if MegaWorld has been in strict compliance with this Agreement at all times after execution hereof, MegaWorld may purchase the said share of stock from CDMP for the quarterly average market price, calculated as provided in
Section 2.2 hereof; but on the condition that in the event of a default by MegaWorld, subject to any applicable cure period as provided in Article


Page 4                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

V hereof, in the performance of any obligation of MegaWorld under any of the Closing Documents, including without limitation this Agreement, the option shall automatically expire. At Closing, and in consideration of this Agreement, CDMP and MegaWorld, as the Shareholders of TBS Texas, shall execute, together with TBS Texas, the TBS Texas Shareholders' Agreement provided for in Section 2.3.1 hereof.

                  2.1.5 At Closing, the shareholders of TBS shall exchange the following shares of TBS stock:

                    (a)   CDMP and Lynn R. McPhail            3,000 shares
                    (b)   Lisa Marie McPhail                  1,000 shares
                    (c)   Lori Lynn McPhail                   1,000 shares
                    (d)   JoyVer Investments, L.L.C.          5,000 shares

for the partial consideration of the transfer to them of the shares of MegaWorld stock and assignment to them of the MegaWorld Promissory Note, as provided in Sections 2.1.2 and 2.1.3 above.

                  2.1.6 MegaWorld and CDMP have agreed that rather than enter into the MegaWorld Employment Contract contemplated in Section 1.3 hereof, that CDMP shall use the TBS Employment Contract as the Agreement by which he shall work for MegaWorld. Nevertheless, both parties agree that the 400,000 shares ("Employment Shares" herein) of MegaWorld Common Stock, with suitable legend, shall be issued to CDMP at Closing.

                  2.1.7 Prior to Closing, MegaWorld shall take all action necessary and appropriate to fulfill its obligations under this Article II, including without limitation amending its Certificate of Incorporation and its Bylaws, as necessary, (i) to obtain authorization of the shares of stock to be issued hereunder and authorization of the issuance thereof in compliance herewith, and (ii) to eliminate authorization for the issuance of Class A shares.

                  2.1.8 From and after Closing, in further consideration for entering into this Agreement, MegaWorld adopts and accepts CDMP's Total Building Systems, Inc Employment Contract in its entirety, as if it were an employment agreement given to CDMP by MegaWorld. For a term of fifteen (15) years from and after the Date of Closing, and for so long thereafter as CDMP and Lynn R. McPhail, or either of them, shall survive (that is, for a term of the lives of Charles D. McPhail and Lynn R. McPhail, and the survivor of them, but in no event less than fifteen (15) years), MegaWorld shall pay to CDMP and Lynn R. McPhail, their heirs, successors, and assigns, in cash or MegaWorld, Inc. stock, at the option of MegaWorld, one percent (1%) of the gross revenue of MegaWorld, Inc., as reported on the Profit and Loss Statement of MegaWorld's consolidated, audited, quarterly financial statements, or if MegaWorld, Inc. files financial statements with the Securities and Exchange Commission, as reported on MegaWorld's Form 10Q. In the event the payment to be made under this Section is made in MegaWorld, Inc. stock, the shares to be conveyed shall be Common Stock and shall be valued at sixty percent (60%) of the quarterly average market price (based on a weighted average of publicly traded shares sold during the relevant calendar quarter) of such shares rounded up to the nearest whole number of shares, to reflect the share commitment calculation. The formula for such calculation is: the inverse of sixty percent (60%) times the amount due in cash divided by the quarterly average market price; for example, if the cash amount due is $1,000, and the quarterly average market price of a share is $2.00, the number of shares to be conveyed is calculated as follows:


                         1.6667 x 1,000.00 / $2.00 = 834



Page 5                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

If the stock price decreases by fifty percent (50%) or more during any one calendar quarter, the payment of this obligation shall be in the form of cash, unless CDMP consents in writing to accept stock. Any payment, whether in cash or in stock, due hereunder shall be paid or delivered on or before the fifteenth
(15th) of the month following the quarter during or for which it accrued. In the event that such financial statement is not available, such payment shall be made on the best estimate of Scott Gildea, or his successor as the primary CPA for MegaWorld, to be adjusted when such financial statement becomes available.

                  2.1.9 MegaWorld shall assume the obligations ("CDMP Obligations" herein) of CDMP, as defined below, and shall, as of and after Closing, indemnify and save and hold CDMP harmless from and against any and all loss, cost, risk, and expense arising, directly or indirectly, in relation to the CDMP Obligations. By June 1, 1999, MegaWorld shall use its best efforts to cause CDMP to be formally and completely released by the respective obligees from all of the CDMP Obligations and any further responsibility thereunder. For purposes of this Agreement, the term "CDMP Obligations" shall mean all debts and obligations of CDMP incurred as a shareholder, director, or officer of TBS, including without limitation any and all guarantees of TBS debts and obligations, and further including without limitation the specific guaranteed debts and specific obligations of TBS for which CDMP is an obligor or co-obligor, rather than a guarantor. Excluded from this provision are any debts or obligations personal in nature and not related to TBS.

                  2.1.10 MegaWorld from the time of closing until June 30, 1999 grants to CDMP an option on behalf of the shareholders listed in 2.1.2 to obtain more stock under this agreement should the price contemplated for the stock not meet expectations. Based on 8,000,000 shares, CDMP has the one time option to increase his shares by 10% at no cost to himself should the closing price on December 31, 1998 be less than $3.00 per share. Should CDMP not chose to exercise his option on December 31,1998 he will have an option on March 31,1999 to increase his 8,000,000 by 25% at no cost to himself should the price of a share be less than $3.00 on that date. Finally, should CDMP still retain his option on June 30, 1999,as a result of not exercising it on December 31,1998 or March 31,1999 and the price of a share be less than $3.00 at closing then he will have the option of increasing his 8,000,000 shares by 50%. Any exercise of an option shall be accomplished by notification in writing to MegaWorld within 10 days of one of the three election dates. The distribution of the additional shares under this provision shall be in accordance with the percentages in the schedule set up in 2.1.2.

         SEC. 2.2 SHARE PRICE ADJUSTMENTS. Wherever in this Agreement provision is made for calculations based on the price of publicly traded shares of stock of MegaWorld, there shall be excluded from the sales considered in such calculations (i) sales of MegaWorld shares not sold through a public exchange or the NASDAQ bulletin board, (ii) sales of MegaWorld shares to or by any officer or director, or to or by any beneficial owner (holder of 10 percent or more) of MegaWorld stock, including without limitation any beneficial owner disclosed as such in any SEC Form 4 or 5 filed or required to be filed by such owner, (iii) trades of lots in excess of 100,000 shares which lowers the price of shares, and
(iv) trades of odd lots of less than 100 shares.

         SEC. 2.3 SECURITY AGREEMENTS, INTERESTS, AND GUARANTEES; TBS TEXAS SHAREHOLDER AGREEMENT; MEGAWORLD SHAREHOLDER VOTING AGREEMENT.


Page 6                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  2.3.1 MegaWorld and CDMP shall, as shareholders of TBS Texas' shares, enter into a Shareholders' Agreement ("TBS Texas Shareholders' Agreement" herein). The TBS Texas Shareholders' Agreement shall provide for, but in no way be limited to, the following matters: (i) the term of the Shareholders' Agreement, (ii) that MegaWorld shall elect and continue to elect CDMP, or CDMP's nominee, as the sole director of TBS Texas, and no other directors, (iii) that CDMP, or his nominee, shall be Chief Executive Officer and President of TBS Texas, and (iv) that TBS Texas shall, under the TBS Shareholders' Agreement, distribute the Closing Shares as set forth in Section
2.1.2 hereof. TBS Texas shall join in the TBS Texas Shareholders' Agreement as a party thereto. The TBS Texas Shareholders' Agreement is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof.

                  2.3.2 MegaWorld shall guarantee all performance by TBS Texas hereunder; which guarantee is to be expressed in writing in the Guaranty Agreement ("MegaWorld Guaranty Agreement" herein), and which MegaWorld Guaranty is a Closing Document, the form of which shall be negotiated in accordance with
Section 9.3 hereof.

                  2.3.3 Omitted

                  2.3.4 MegaWorld shall pledge to CDMP all of its TBS Texas shares as security for performance hereunder by TBS Texas and MegaWorld. At Closing, MegaWorld shall execute and deliver to CDMP the following documents:

                  (a) MegaWorld Guaranty Agreement in form required under
         Section 2.3.2 above, guaranteeing the performance of all of the obligations of TBS Texas to CDMP hereunder;

                  (b) Security Agreement ("MegaWorld Security Agreement" herein), which is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof, securing the performance of all obligations of MegaWorld to CDMP hereunder, including without limitation performance under the MegaWorld Employment Agreement and the MegaWorld Guaranty Agreement, providing for, among other things, the security interest in all of its shares of TBS Texas; and

                  (c) Pledge Agreement ("MegaWorld Pledge Agreement" herein), is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3, pledging to CDMP all of MegaWorld's shares of stock in TBS Texas, allowing thereby enforcement of the security interest therein under the MegaWorld Security Interest.

                  2.3.5 TBS Texas shall guarantee all performance by MegaWorld hereunder and all performance by the Required Shareholders under the MegaWorld Shareholder Voting Agreement, which guarantee is to be expressed in writing in the Guaranty Agreement ("TBS Texas Guaranty Agreement" herein), and which TBS Texas Guaranty Agreement is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof.

                  2.3.6 TBS Texas shall assume all obligations of TBS, and shall indemnify and hold CDMP harmless from and against all loss, cost, risk, and expense arising from, or in any manner related to, any obligation of TBS, including without limitation all obligations of TBS for which CDMP has given a personal guarantee to any extent, and particularly including without limitation any and all debt and other obligations of TBS to Compass Bank and all obligations of CDMP under any guarantee of any part thereof. The assumption of TBS's obligations by TBS Texas shall be unconditional and absolute, and TBS Texas shall execute an Assumption


Page 7                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

Agreement ("TBS Texas Assumption Agreement" herein), is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof, and such assumption shall be further evidenced, from time to time, by execution by TBS Texas of similar assumption agreements for particular obligations to particular obligees, and by delivery of same to such obligees in lieu of copies of the TBS Texas Assumption Agreement. The indemnification of CDMP by TBS Texas provided for in this Section shall be unconditional and absolute, and TBS Texas shall execute an Indemnification Agreement ("TBS Texas Indemnification Agreement" herein), which is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof.

                  2.3.7 TBS Texas shall enter into the TBS Texas Shareholders' Agreement provided for in Section 2.3.1 above.

                  2.3.8 TBS Texas shall grant to CDMP a security interest in all of its assets, including without limitation the assets of TBS acquired in the merger with TBS as security for TBS Texas' performance of all of its obligations to CDMP, including without limitation its obligations under the TBS Texas Guaranty Agreement and the TBS Texas Shareholders' Agreement. At Closing, TBS Texas shall execute and deliver to CDMP the following documents:

                  (a) TBS Texas Assumption Agreement in form required under
         Section 2.3.6 above, assuming all obligations of TBS;

                  (b) TBS Texas Indemnification Agreement in form required under
         Section 2.3.6 above, indemnifying CDMP against all loss, cost, risk, and expense arising from, or in any manner related to, any obligation of TBS; and

                  (c) TBS Texas Guaranty Agreement in form required under
         Section 2.3.5 above, guaranteeing the performance of all of the obligations of TBS Texas to CDMP hereunder;

                  (d) Security Agreement ("TBS Texas Security Agreement" herein), which is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof, securing the performance of all obligations of TBS Texas and all obligations of TBS to CDMP hereunder, including without limitation performance under the TBS Employment Agreement and the TBS Texas Guaranty Agreement, providing for, among other things, the security interest in all of the assets of TBS Texas, including without limitation all assets acquired in the merger with TBS hereunder; and

                  (e) Deed of Trust ("TBS Texas Deed of Trust" herein), which is a Closing Document, the form of which shall be negotiated in accordance with Section 9.3 hereof, securing the performance of all obligations of TBS Texas and all obligations of TBS to CDMP hereunder, including without limitation performance under the TBS Employment Agreement and the TBS Texas Guaranty Agreement, providing for, among other things, a lien against the real property and real property rights of TBS.


Page 8                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SEC. 3.1 REPRESENTATIONS AND WARRANTIES OF TBS. TBS hereby represents and warrants to MegaWorld and TBS Texas that, except as and to the extent set forth in a Disclosure Schedule (the "TBS Disclosure Schedule") delivered to MegaWorld in accordance with Section 9.3 hereof, setting forth additional exceptions specified therein to the representations and warranties contained in this Article III, which TBS Disclosure Schedule shall identify exceptions by specific Section references:

                  3.1.1 CORPORATE ORGANIZATION. TBS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and authority and all necessary governmental approvals to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified, or licensed would not have a Material Adverse Effect on TBS. As used herein the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, operations, properties, prospects, condition (financial or otherwise), assets, or liabilities (including without limitation contingent liabilities) of the subject entity.

                  3.1.2 CAPITALIZATION The authorized capital stock of TBS consists of the following:

                  (a) PREFERRED STOCK. No shares of Preferred Stock are authorized or issued.

                  (b) COMMON STOCK. 100,000 shares of Common Stock, par value $1.00 (the "TBS Common Stock"), 10,000 shares of which will at Closing be outstanding and duly authorized and validly issued and nonassessable and fully paid.

                  (c) There are no voting trusts or other agreements or understandings to which TBS is a party with respect to the voting of the TBS Common Stock.

                  (d) All securities sold or issued by TBS have been sold or issued in full and complete compliance with the requirements of the federal securities law, order, rule, or regulation, and any applicable state securities or "blue sky" laws, or under applicable exemptions and exclusions therefrom.

                  3.1.3 SUBSIDIARIES. TBS does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in any corporation, partnership, joint venture, or other business association or entity.

                  3.1.4 AUTHORITY. TBS has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the


Page 9                                              MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of TBS and no other corporate proceedings on the part of TBS are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of the Merger and adoption of this Agreement by the shareholders of TBS, and such other acts required by part five of TBCA). This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution, and delivery thereof by MegaWorld and TBS Texas, constitutes a valid and binding obligation of TBS, enforceable against TBS in accordance with its terms.

                  3.1.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by TBS nor the consummation by TBS of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of TBS, or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of termination, cancellation, or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of TBS under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to TBS or to which it or any of its properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations, or creations of liens or other encumbrances, which will not have a Material Adverse Effect on TBS, or (iii) require any consent, approval, authorization, or permit of, or filing with, or notification to, any governmental entity, including without limitation filings under the HSR Act, except (A) filing articles of merger pursuant to the TBCA, or (B) consents, approvals, authorizations, permits, filings, or notifications which if not obtained or made will not have a Material Adverse Effect on TBS or prevent or materially delay consummation of the Merger.

                  3.1.6 FINANCIAL INFORMATION. Schedule 3.1.6 in the TBS Disclosure Schedule consists of the following financial statements of TBS:
Annual financial statements for the year ended December 31, 1997; and (ii) unaudited internally prepared consolidated balance sheets, operating statements, and related schedules as of, and for the periods ended March 31, 1998, the trade date. The financial statements referred to in clause (i) of this Section 3.1.6 and the unaudited financial statements referred to in clause (ii) of this
Section 3.1.6, together with the footnotes and supporting schedules in respect of such financial statements, are collectively referred to as the "TBS Financial Statements."

                  (a) The TBS Financial Statements are true and correct with respect to each material item shown or reflected thereon, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of TBS as of the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year end adjustments.

                  (b) The TBS Financial Statements set forth all the liabilities of TBS (direct and indirect, contingent and accrued) of whatever nature at the date thereof, whether arising out of contract, tort, statute, or otherwise, except liabilities and obligations under contracts, commitments, agreements, torts, statutes, or otherwise set forth on
         Schedule 3.1.6(b) in the TBS Disclosure Schedule.


Page 10                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (c) The TBS Financial Statements shall be updated at Closing through August 31, 1998.

                  3.1.7 CONDUCT OF BUSINESS.

                  (a) The business of TBS, as presently conducted, is not being conducted in default or violation of any term, condition, or provision of (i) its charter or bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation of any kind to which TBS is a party or by which TBS or any of its properties or assets may be bound, or (iii) any federal, state, local, or foreign statue, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, or license or other governmental authorization or approval applicable to TBS, excluding from the foregoing clauses (ii) and (iii) defaults or violations that could not reasonably be expected to have a Material Adverse Effect on TBS.

                  (b) TBS has all licenses, permits, orders, or approvals of, and has made all required registrations with, all governmental entities that are material to the conduct of the business of TBS (collectively "TBS Permits" herein). To TBS's knowledge: (i) all TBS Permits are in full force and effect; (ii) no material violations are or have been recorded in respect of any TBS Permit; and (iii) no proceeding is pending or threatened to revoke or limit any TBS Permit. Upon request, TBS shall provide to MegaWorld copies of any or all of the TBS Permits.

                  (c) TBS has not received any written communication from a governmental entity or any landlord or purchaser of assets that alleges that TBS is not in compliance with any Environmental Law. TBS has no knowledge of any environmental materials or information, including on-site or off-site disposal or releases of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect on TBS. As used in this Agreement, the term "Environmental Laws" means any applicable treaties, laws, regulations, enforceable requirements, orders, decrees, or judgments issued, promulgated, or entered into by any governmental entity, which relate to (A) pollution or protection of the environment, or (B) the generation, storage, use, handling, disposal, or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1930, as amended, 42 U.S.C Section 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 9601, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1301, et seq., any other similar or implementing state or local law, and all amendments or regulations promulgated thereunder; and the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, biological hazards, genotoxic or mutagenic hazards, hazardous or toxic substances, medical wastes or other wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101, and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

                  (d) TBS has either multiple sources of supply or satisfactory long term contractual arrangements with respect to the acquisition of all essential parts and components used by it in the manufacture and assembly of all products material to its business.


Page 11                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  3.1.8 LITIGATION. There is no suit, action, or proceeding pending or, to the knowledge of TBS, threatened against TBS that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect on TBS, (ii) materially impair the ability of TBS to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, or order of any governmental entity outstanding against TBS having or that could reasonably be expected to have, any such effect. The litigation , if any, to which TBS is a party is listed in Schedule
3.1.8 in the TBS Disclosure Schedule.

                  3.1.9 LABOR AGREEMENTS AND ACTIONS.

                  (a) TBS is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of TBS, has sought to represent any of the employees, representatives, or agents of TBS. There is no strike or other labor dispute involving TBS pending, or to the knowledge of TBS, threatened which could have a Material Adverse Effect on TBS, nor is TBS aware of any labor organization activity involving its employees.

                  (b) Except as provided in Schedule 3.1.9 in the TBS Disclosure Schedule, (i) the employment of each officer and employee of TBS is terminable at the will of TBS, and (ii) TBS has not entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting of stock options or restricted stock.

                  (c) TBS has complied in all material respects with all applicable and effective state and federal equal employment opportunity laws and with other laws related to employment.

                  (d) TBS is not aware that any officer or key employee, or that any group of key employees, intends to terminate the employment of such officer or employee(s) with TBS, nor does TBS have any present intention to terminate the employment of any officer or key employee.

                  3.1.10 CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS. Except as provided in Schedule 3.1.10 or 3.1.15 in the TBS Disclosure Schedule:

                  (a) TBS is not a party to any written (i) employment, severance, collective bargaining, or consulting agreement not terminable on 90 days' or less notice, (ii) agreement with any executive officer or other key employee of TBS (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving TBS of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan, or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) agreement or plan, including without


Page 12                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
         limitation any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The 401(k) Plan of TBS is non-contributing on the part of TBS.

                  (b) Schedule 3.l0(b) contains a true and complete Summary or list of, or otherwise describes (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree, medical, or life insurance, supplemental retirement, severance or other benefit plans, programs, or arrangements, and all employment, termination, severance, or other contracts or agreements to which TBS is a party, with respect to which TBS has any obligations which are material in amount and which are maintained, contributed to, or sponsored by TBS for the benefit of any current or former employee, officer, or director of TBS, and (ii) each employee benefit plan for which TBS could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which TBS remains secondarily liable under Section 4204 of ERISA (collectively, the "TBS Material Plans"). Each TBS Material Plan is in writing and TBS shall before Closing, at the request of MegaWorld, provide to MegaWorld a true and complete copy of each TBS Material Plan and a true and complete copy of each material document prepared in connection with each such TBS Material Plan, including without limitation: (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such TBS Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such TBS Material Plan. TBS has no express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program, or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change, or terminate any TBS Material Plan, other than with respect to a modification, change, or termination required by ERISA or the Code. To the extent applicable, the TBS Material Plans comply with the material requirements of ERISA and the Code, and any TBS Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has been so qualified during the period from its adoption to date. No TBS Material Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither TBS nor, to TBS's knowledge, any officer or director of TBS has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. To the knowledge of TBS, each TBS Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, which are applicable to such TBS Material Plans. There are no pending or, to TBS's knowledge, anticipated claims against or otherwise involving any of the TBS Material Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of TBS Material Plan activities) has been brought or, to the knowledge of TBS, is threatened, against or with respect to any such TBS Material Plan. All material contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the TBS Material Plans have been made or accrued.

                  (c) The only shareholders of TBS, as of August 31,1998, will be as shown in Section 2.1.5 hereof, and there will be no outstanding Stock Options representing rights to acquire shares of stock in TBS.


Page 13                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  3.1.11 TAXES. TBS has duly and timely filed all returns, reports, statements and other filings including, without limitation, any schedule or attachment thereto or any amendment thereof (collectively, "TBS Returns," true and complete copies of which have been furnished to MegaWorld) required (by law, election, or otherwise) to be filed by it with respect to any and all U.S. Federal, state (of the United States), or the District of Columbia, or any of their respective political subdivisions, or any other applicable United States or foreign income, franchise, capital, ad valorem, sales, use, transfer, gains, employment, bulk transfer, severance, occupancy, value added or other taxes, levies, license fees, assessments, or excises or other taxes of any kind whatsoever, including any interest, penalty, charge, fee, or addition thereto, whether disputed or not (collectively, the "Taxes") imposed by any revenue or other law, rule, regulation, ordinance; or other official action of or by any such jurisdiction or any board, commission, agency, or other instrumentality thereof (collectively, "Taxing Authority") for all fiscal years or other taxable periods (collectively "Tax Periods") ending on or prior to Closing. Each TBS Return has included the assets, income, operations, and other attributes of TBS, and each TBS Return was true, correct, and complete as filed. TBS has duly and timely paid in full all Taxes shown or required to be shown as due on each TBS Return. TBS has no deficiency or any other unsatisfied liability with respect to any Taxes that are due and payable, whether or not assessed, which is not fully disclosed and adequately provided for in the TBS Financial Statements set forth in Schedule 3.1.11 of the TBS Disclosure Schedule. The Returns of TBS have never been audited or examined by any governmental or taxing authority, except for audits concluded with a "No Action" notice from the auditing Taxing Authority, nor is any such audit in process, or to TBS's knowledge, pending or threatened (either in writing or orally, formally or informally). TBS has disclosed on its Returns all positions taken thereon that could give rise to a penalty within the meaning of Section 6662 of the Code, or any similar provision of law in any other taxing jurisdiction. There have been no waivers of limitations periods or deadlines for assessments by TBS except as set forth in Schedule 3.1.11. Schedule 3.1.11 sets forth elections that have been made by, for, or with respect to TBS in respect of Taxes and a list of all TBS Returns that will be due (without regard to extensions) by TBS within thirty
(30) days after Closing, together with an accurate and complete description of TBS's basis in its assets, TBS's current and accumulated tax carry-overs, net operating losses, or other tax attributes presently (including by reason of the transaction contemplated hereby) subject to limitations under Code sections 382, 383, or 384, or any similar provision of law in any other taxing jurisdiction. As of Closing, TBS will not be a party to or owe any money under any tax sharing or similar agreement in respect of Taxes. TBS has never been a member of an affiliated group filing consolidated returns.

                  3.1.12 ABSENCE OF CERTAIN CHANCES OR EVENTS. Except as provided in Schedule 3.1.12 of the TBS Disclosure Schedule, since June 30, 1998, except as contemplated by this Agreement, TBS has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction, or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on TBS, (ii) any declaration, setting aside, or payment of any dividend (whether in cash, stock, or property) with respect to Preferred Stock or Common Stock, or any redemption, purchase, or other acquisition of any of its securities, (iii) any change in the business, operations, properties, prospects, condition (financial or otherwise), assets, or liabilities (including without limitation contingent liabilities) of TBS having a Material Adverse Effect on TBS, (iv) any labor dispute, other than routine matters, none of which is material to TBS, (v) any entry into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by TBS in its accounting methods, principles, or practices,
(vii) any revaluation by TBS of any asset (including without limitation any writing down of the value of inventory or writing off of notes or accounts receivable), or (viii) other than the Sales Incentive Program adopted on or about August 1, 1998, any increase in or establishment of any bonus, insurance severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation


Page 14                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of TBS. The assumption by TBS Texas of the TBS Employment Agreement between TBS and CDMP is a condition of the execution of this Agreement.

                  3.1.13 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                  (a) Subject to the liens shown on the TBS Disclosure Schedule, TBS owns marketable and indefeasible title to all real property owned by TBS. Schedule 3.1.13(a) of the TBS Disclosure Schedule sets forth a complete and accurate list of all real property owned by TBS.

                  (b) Complete and accurate copies of all of the existing real property leases to which TBS is a party have been or shall be delivered to MegaWorld prior to Closing. Schedule 3.l3(b) sets forth a complete and accurate list of all real property leased by TBS.

                  (c) TBS owns or has valid leasehold interests in all of its tangible properties and assets (real, personal, and mixed) used in its business, free and clear of any liens (other than liens for Taxes that are not yet delinquent), charges, pledges, security interests, or other encumbrances, except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and that do not and are not reasonably likely to materially detract from the value, or interfere with the use of the property subject thereto or affected thereby. TBS shall, prior to Closing, deliver to MegaWorld correct and complete copies of each lease identified in Schedule 3.l3(b) and such leases are valid and enforceable by TBS in accordance with their terms. TBS has received no notice that, and, to TBS's knowledge, no circumstance exists which, with the passage of time or the giving of notice, or both, could constitute a default under any such leases, nor are there any unsatisfied obligations on the part of TBS under any of the leases for real property to which TBS is a party.

                  (d) Each item of machinery and equipment owned or leased by TBS is (i) adequate for the conduct of the business of TBS consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, ordinary wear and tear excepted, and (iv) regularly and properly maintained.

                  3.1.14 INTELLECTUAL PROPERTY.

                  (a) TBS either owns, or has a valid license with respect to, all patents, copyrights, trademarks, trade secrets, and other intellectual property used in, by, or necessary to, the operation or conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "TBS Intellectual Property Rights").

                  (b) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (i) will not constitute a material breach of any instrument or agreement to which TBS is a party governing any patent, copyright, trademark, trade secret, or other intellectual property rights licensed by, or to, TBS, and (ii) will not cause


Page 15                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
         the forfeiture or termination, or give rise to a right of forfeiture or termination, of any TBS Intellectual Property Rights or materially impair the right of TBS, TBS Texas, or MegaWorld in or to use, sell, enforce, license, or otherwise exploit any TBS Intellectual Properly Rights or portion thereof.

                  (c) Neither the operation of TBS's business, the exploitation of the TBS Intellectual Property Rights, nor the manufacture, marketing, license, sale, or intended use of any product, service, or technology currently licensed, manufactured, created, distributed, authored, used, sold, or under development by TBS (i) violates in any material respect any license or agreement between TBS and any third party, or (ii) infringes any patents, copyright, trademark, trade secret, or other intellectual property right of any other party. There is no pending or, to the knowledge of TBS, threatened claim or litigation involving TBS contesting the validity, ownership, or right to use, sell, enforce, license, or dispose of any TBS Intellectual Property Rights, nor has TBS received any written notice asserting that any TBS Intellectual Property Rights or the proposed use, sale, license, or disposition thereof conflicts or will conflict with the rights of any other party.

                  3.1.15 MATERIAL CONTRACTS. Except for stock option grants as identified in Schedule 3.1.10 or 3.1.15 of the TBS Disclosure Schedule, there are no agreements, understandings, or proposed transactions between TBS and any of its officers, directors, affiliates, or any affiliate thereof. Except as identified in Schedule 3.1.10 or 3.1.15, there are no agreements, understandings, instruments, contracts, or proposed transactions to which TBS is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of or payments to, TBS in excess of $250,000.00, other than purchase orders in individual amounts of less than $500,000.00 received in the ordinary course of business, (ii) the license of any patent, copyright, trade secret, or other proprietary right to or from TBS, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect TBS's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products (the "TBS Material Contracts"). To the knowledge of TBS: (i) each TBS Material Contract is in full force and effect except as the same may have expired in accordance with its terms; (ii)TBS has not received any written assertion of default under any TBS Material Contract; and (iii) TBS has not received any notice related to any termination or material change to, or proposal with respect to, any of the TBS Material Contracts as a result of the transactions contemplated by this Agreement. TBS is not a party to, nor has it any obligation under, any contract or agreement, written or oral, which contains any covenants, currently or prospectively, limiting the freedom of TBS to engage in its business as currently conducted anywhere in the world or to compete in its business with any entity anywhere in the world.

                  3.1.16 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Visitors to TBS, including without limitation consultants to or vendors of TBS with access to confidential information of TBS, are parties to a written agreement substantially in the form or forms attached to Schedule 3.1.16 under which, among other things, each such visitor is obligated to maintain the confidentiality of confidential information of TBS. TBS is not aware of any violations thereof.

                  3.1.17 HART-SCOTT-RODINO. TBS's total assets and annual net sales do not satisfy the "Size of the Parties Test" for an acquired person under
Section 7A(a)(2) of the HSR Act and the regulations promulgated thereunder.

                  3.1.18 NO CONFLICT OF INTEREST. Except as provided in Schedule
3.1.18 to the TBS Disclosure Schedule, TBS is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever


Page 16                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To TBS's knowledge, none of TBS's officers or directors, or any members of their immediate families, directly or indirectly, are indebted to TBS or have any direct or indirect ownership interest in any firm or corporation with which TBS is affiliated or with which TBS has a business relationship, or any firm or corporation which competes with TBS, except that officers, directors and/or stockholders of TBS may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with TBS. To TBS's knowledge, none of TBS's officers or directors or any member of their immediate families, is interested, directly or indirectly, in any Material Contract with TBS. TBS is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

                  3.1.19 TAKEOVER STATUTES INAPPLICABLE. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is applicable to TBS, the Preferred Stock, the Common Stock the Merger or any of the other transactions contemplated by this Agreement.

                  3.1.20 BROKERS AND FINDERS. TBS has not employed any broker or finder or incurred any liability for any fee or commission to any broker, finder, or intermediary in connection with the transactions contemplated hereby.

                  3.1.21 NO MISSTATEMENTS. No representation or warranty made by TBS in this Agreement, or in any Schedule to this Agreement, or certificate delivered or deliverable pursuant to the terms hereof, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which it was made, not misleading.

         SEC. 3.2 REPRESENTATIONS AND WARRANTIES OF MEGAWORLD. MegaWorld hereby represents and warrants to TBS, TBS Texas, and CDMP that, except as and to the extent set forth in a Disclosure Schedule (the "MegaWorld Disclosure Schedule") delivered to CDMP in accordance with Section 9.3 hereof, setting forth additional exceptions specified therein to the representations and warranties contained in this Article III, which MegaWorld Disclosure Schedule shall identify exceptions by specific Section references:

                  3.2.1 CORPORATE ORGANIZATION.

                  (a) MegaWorld is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all necessary governmental approvals to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified, or licensed would not have a Material Adverse Effect on MegaWorld.

                  (b) MegaWorld has corporate authority to enter into and effect the transactions contemplated by this Agreement.


Page 17                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (c) The transactions contemplated by this Agreement, if carried out as provided herein, are authorized by, and comply with all applicable governmental laws, orders, rules, and regulations, including without limitation the corporation laws of Delaware and federal securities law, order, rule, or regulation; and MegaWorld makes this representation and warranty on the advice from its legal counsel.

                  3.2.2 CAPITALIZATION The authorized corporate stock of MegaWorld consists of the following:

                  (a) PREFERRED STOCK. No shares of Preferred Stock are authorized or issued.

                  (b) COMMON STOCK. 100,000,000 shares of Common Stock, authorized, with number issued and outstanding, and of par value and class as set forth in Section 1.1.2 hereof.

                  (c) There are no voting trusts or other agreements or understandings to which MegaWorld is a party with respect to the voting of the MegaWorld Common Stock, except for those agreements and understandings required hereby and those other agreements set forth in
         Schedule 3.2.2 to the MegaWorld Disclosure Schedule.

                  (d) All securities sold or issued by MegaWorld have been sold or issued in full and complete compliance with the requirements of the federal securities law, order, rule, or regulation, and any applicable state securities or "blue sky" laws, or under applicable exemptions and exclusions therefrom.

                  3.2.3 SUBSIDIARIES. MegaWorld does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in any corporation, partnership, joint venture, or other business association or entity, except as set forth in Schedule 3.2.3 to the MegaWorld Disclosure Schedule. ITS Telephony is either a subsidiary or an affiliate of MegaWorld, as described in Section 1.1.2, but must be a wholly owned corporate subsidiary by the time of Closing.

                  3.2.4 AUTHORITY. MegaWorld has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of MegaWorld and no other corporate proceedings on the part of MegaWorld are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than with respect to the merger, the approval, filing, and recordation of the appropriate merger documents as required by part Five of TBCA, and delivery of certain notices pursuant to the DGCL and/or MegaWorld's charter documents). This Agreement has been duly executed and delivered by, and, upon the execution and delivery thereof by MegaWorld and TBS Texas, constitutes a valid and binding obligation of MegaWorld, enforceable against MegaWorld in accordance with its terms.

                  3.2.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by MegaWorld nor the consummation by MegaWorld of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Amended and Restated Certificate of Incorporation or Bylaws of MegaWorld, or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of termination, cancellation,


Page 18                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of MegaWorld under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to MegaWorld or to which it or any of its properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations, or creations of liens or other encumbrances, which will not have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates, or (iii) require any consent, approval, authorization, or permit of, or filing with, or notification to, any governmental entity, including without limitation filings under the HSR Act, except consents, approvals, authorizations, permits, filings, or notifications which if not obtained or made will not have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates or prevent or materially delay consummation of the Merger.

                  3.2.6 FINANCIAL INFORMATION. Schedule 3.2.6 in the MegaWorld Disclosure Schedule consists of the following financial statements of MegaWorld:
(i) Annual financial statements and Auditor's Report for the year ended December 31, 1997; and (ii) unaudited internally prepared consolidated balance sheets, operating statements, and related schedules as of, and for the periods ended March 31, 1998 (three months), May 31, 1998 (five months), and August 31, 1998 (eight months). The audited financial statements referred to in clause (i) of this Section 3.2.6 and the unaudited financial statements referred to in clause
(ii) of this Section 3.2.6, together with the footnotes and supporting schedules in respect of such financial statements, are collectively referred to as the "MegaWorld Financial Statements."

                  (a) The MegaWorld Financial Statements are true and correct with respect to each material item shown or reflected thereon, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of MegaWorld, its subsidiaries, divisions, and affiliates as of the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year end adjustments.

                  (b) The MegaWorld Financial Statements set forth all the liabilities of MegaWorld, its subsidiaries, divisions, and affiliates (direct and indirect, contingent and accrued) of whatever nature at the date thereof, whether arising out of contract, tort, statute, or otherwise, except liabilities and obligations under contracts, commitments, agreements, torts, statutes, or otherwise set forth on
         Schedule 3.1.6(b) in the MegaWorld Disclosure Schedule.

                  3.2.7 CONDUCT OF BUSINESS. Except as shown in Schedule 3.2.7 to the MegaWorld Disclosure Schedule,

                  (a) The business of MegaWorld, its subsidiaries, divisions, and affiliates, as presently conducted, is not being conducted in default or violation of any term, condition, or provision of (i) its charter or bylaws, as amended, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation of any kind to which any of MegaWorld, its subsidiaries, divisions, and affiliates is a party or by which any of MegaWorld, its subsidiaries, divisions, and affiliates or any of its or their properties or assets may be bound, or (iii) any federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, or license, or other governmental authorization or approval applicable to MegaWorld, its subsidiaries, divisions, and affiliates, excluding from the foregoing


Page 19                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
         clauses (ii) and (iii) defaults or violations that could not reasonably be expected to have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates.

                  (b) Each of MegaWorld, its subsidiaries, divisions, and affiliates has or shall apply for all licenses, permits, orders, or approvals of, and has made all required registrations with, all governmental entities that are material to the conduct of the business of each of MegaWorld, its subsidiaries, divisions, and affiliates (collectively, "MegaWorld Permits"). To the knowledge of each of MegaWorld, its subsidiaries, divisions, and affiliates: (i) all MegaWorld Permits are in full force and effect; (ii) no material violations are or have been recorded in respect of any MegaWorld Permit; and (iii) no proceeding is pending or threatened to revoke or limit any MegaWorld Permit.

                  (c) None of MegaWorld, its subsidiaries, divisions, and affiliates has received any written communication from a governmental entity or any landlord (particularly including without limitation any landlord of Castello Ratti Enterprises Srl) or purchaser of assets that alleges that any of MegaWorld, its subsidiaries, divisions, and affiliates is not in compliance with any Environmental Law, as defined in Section 3.1.7(c) hereof. Each of MegaWorld, its subsidiaries, divisions, and affiliates has no knowledge of any environmental materials or information, including on-site or off-site disposal or releases of Hazardous Materials, as defined in Section 3.1.7(c) hereof, that could reasonably be expected to have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates.

                  (d) Each of MegaWorld, its subsidiaries, divisions, and affiliates has either multiple sources of supply or satisfactory long term contractual arrangements with respect to the acquisition of all essential parts and components used by it in the manufacture and assembly of all products material to its business.

                  3.2.8 LITIGATION. Except as disclosed in Schedule 3.2.8 to the MegaWorld Disclosure Schedule, there is no suit, action, or proceeding pending or, to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, threatened against any of MegaWorld, its subsidiaries, divisions, and affiliates that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates, (ii) materially impair the ability of MegaWorld to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, or order of any governmental entity outstanding against any of MegaWorld, its subsidiaries, divisions, and affiliates having, or that could reasonably be expected to have, any such effect. The litigation, if any, to which each of MegaWorld, its subsidiaries, divisions, and affiliates is a party is listed in Schedule 3.2.8 in the MegaWorld Disclosure Schedule.

                  3.2.9 LABOR AGREEMENTS AND ACTIONS.

                  (a) None of MegaWorld, its subsidiaries, divisions, and affiliates is bound by or subject to (and none of its or their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested, or to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, has sought to represent any of the employees, representatives, or agents of any of MegaWorld, its subsidiaries, divisions, and affiliates. There is no strike or other labor dispute involving any of MegaWorld, its


Page 20                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
         subsidiaries, divisions, and affiliates pending, or to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, threatened which could have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates, nor is any of MegaWorld, its subsidiaries, divisions, and affiliates aware of any labor organization activity involving its or their employees.

                  (b) Except as provided in Schedule 3.2.9 in the MegaWorld Disclosure Schedule, (i) the employment of each officer and employee of each of MegaWorld, its subsidiaries, divisions, and affiliates is terminable at the will of MegaWorld, and (ii) none of MegaWorld, its subsidiaries, divisions, and affiliates has entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting of stock options or restricted stock.

                  (c) Each of MegaWorld, its subsidiaries, divisions, and affiliates has complied in all material respects with all applicable and effective state and federal equal employment opportunity laws and with other laws related to employment.

                  (d) None of MegaWorld, its subsidiaries, divisions, and affiliates is aware that any officer or key employee, or that any group of key employees, intends to terminate the employment of such officer or employee(s) with any of MegaWorld, its subsidiaries, divisions, and affiliates, nor does any of MegaWorld, its subsidiaries, divisions, and affiliates have any present intention to terminate the employment of any officer or key employee. Except as provided in Schedule 3.2.9(d) to the MegaWorld Disclosure Schedule, each officer and key employee of each of MegaWorld, its subsidiaries, divisions, and affiliates is currently devoting 100 percent of his or her business time attending to the affairs of MegaWorld, its subsidiaries, divisions, and affiliates.

                  3.2.10 CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS. Except as provided in Schedule 3.2.10 to the MegaWorld Disclosure Schedule,

                  (a) Each of MegaWorld, its subsidiaries, divisions, and affiliates is not a party to any written (i) employment, severance, collective bargaining, or consulting agreement not terminable on 90 days' or less notice, (ii) agreement with any executive officer or other key employee of any of MegaWorld, its subsidiaries, divisions, and affiliates (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving any of MegaWorld, its subsidiaries, divisions, and affiliates of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan, or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.


Page 21                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (b) Schedule 3.l0(b) contains a true and complete Summary or list of, or otherwise describes (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree, medical, or life insurance, supplemental retirement, severance, or other benefit plans, programs, or arrangements, and all employment, termination, severance, or other contracts or agreements to which any of MegaWorld, its subsidiaries, divisions, and affiliates is a party, with respect to which any of MegaWorld, its subsidiaries, divisions, and affiliates has any obligations which are material in amount and which are maintained, contributed to, or sponsored by any of MegaWorld, its subsidiaries, divisions, and affiliates for the benefit of any current or former employee, officer, or director of any of MegaWorld, its subsidiaries, divisions, and affiliates, and (ii) each employee benefit plan for which any of MegaWorld, its subsidiaries, divisions, and affiliates could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which any of MegaWorld, its subsidiaries, divisions, and affiliates remains secondarily liable under Section 4204 of ERISA (collectively, the "MegaWorld Material Plans"). Each MegaWorld Material Plan is in writing, and MegaWorld shall before Closing provide to CDMP and TBS a true and complete copy or each MegaWorld Material Plan and a true and complete copy of each material document prepared in connection with each such MegaWorld Material Plan, including without limitation: (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such MegaWorld Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such MegaWorld Material Plan. Each of MegaWorld, its subsidiaries, divisions, and affiliates has no express or implied commitment (i) to create, incur liability with respect to, or cause to exist any other employee benefit plan, program, or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change, or terminate any MegaWorld Material Plan, other than with respect to a modification, change, or termination required by ERISA or the Code. To the extent applicable, the MegaWorld Material Plans comply with the material requirements of ERISA and the Code, and any MegaWorld Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has been so qualified during the period from its adoption to date. No MegaWorld Material Plan is covered by Title IV of ERISA or Section 412 of the Code. None of MegaWorld, its subsidiaries, divisions, and affiliates, nor, to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, any officer or director of any of MegaWorld, its subsidiaries, divisions, and affiliates has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. To the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, each MegaWorld Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations, including but not limited to ERISA and the Code, which are applicable to such MegaWorld Material Plans. There are no pending or, to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, anticipated claims against or otherwise involving any of the MegaWorld Material Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of MegaWorld Material Plan activities) has been brought, or, to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, is threatened, against or with respect to any such MegaWorld Material Plan. All material contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the MegaWorld Material Plans have been made or accrued.


Page 22                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (c) Schedule 3.2.10(c) in the MegaWorld Disclosure Schedule contains a true and correct list of each person who holds any Stock Option as of the date hereof, together with (i) the number of shares of Common Stock subject to such Stock Option, (i) the date of grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest by August 31,1998, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive stock option within the meaning of
         Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such Stock Option. Schedule 3.1.10(c) also sets forth the aggregate number of ISO's and nonqualified Stock Options outstanding as of the date hereof.

                  3.2.11 TAXES. Each of MegaWorld, its subsidiaries, divisions, and affiliates has duly and timely filed all returns, reports, statements, and other filings, including without limitation any schedule or attachment thereto or any amendment thereof (collectively, "MegaWorld Returns," true and complete copies of which have been furnished or shall be furnished to TBS and CDMP) required (by law, election, or otherwise) to be filed by it with respect to any and all Taxes, as defined in Section 3.1.11 hereof, imposed by any Taxing Authority, as defined in Section 3.1.11 hereof, for all Tax Periods, as defined in Section 3.1.11 hereof, ending on or prior to Closing. Each MegaWorld Return has included the assets, income, operations, and other attributes of each of MegaWorld, its subsidiaries, divisions, and affiliates, insofar as relevant to each such entity, and each MegaWorld Return was true, correct, and complete as filed. Each of MegaWorld, its subsidiaries, divisions, and affiliates has duly and timely paid in full all Taxes shown or required to be shown as due on each MegaWorld Return. Each of MegaWorld, its subsidiaries, divisions, and affiliates has no deficiency or any other unsatisfied liability with respect to any Taxes that are due and payable, whether or not assessed, which is not fully disclosed and adequately provided for in the MegaWorld Financial Statements set forth in
Schedule 3.2.11 of the Megaworld Statement. The Returns of each of MegaWorld, its subsidiaries, divisions, and affiliates have never been audited or examined by any governmental or taxing authority, nor is any such audit in process, or, to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, pending or threatened (either in writing or orally, formally or informally). Each of MegaWorld, its subsidiaries, divisions, and affiliates has disclosed on their Returns all positions taken thereon that could give rise to a penalty within the meaning of Section 6662 of the Code, or any similar provision of law in any other taxing jurisdiction. There have been no waivers of limitations periods or deadlines for assessments by any of MegaWorld, its subsidiaries, divisions, and affiliates except as set forth in Schedule 3.2.11.
Schedule 3.2.11 sets forth elections that have been made by, for or with respect to any of MegaWorld, its subsidiaries, divisions, and affiliates in respect of Taxes and a list of all MegaWorld Returns that will be due (without regard to extensions) by any of MegaWorld, its subsidiaries, divisions, and affiliates within thirty (30) days after Closing, together with an accurate and complete description of the basis of each of MegaWorld, its subsidiaries, divisions, and affiliates in its assets, the tax carryovers, net operating losses, or other tax attributes presently (including by reason of the transaction contemplated hereby) subject to limitations under Code sections 382, 383, or 384, or any similar provision of law in any other taxing jurisdiction. As of Closing, each of MegaWorld, its subsidiaries, divisions, and affiliates will not be a party to or owe any money under any tax sharing or similar agreement in respect of Taxes.

                  3.2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as shown in Schedule 3.1.12 to the MegaWorld Disclosure Schedule, since June 30, 1998, except as contemplated by this Agreement, each of MegaWorld, its subsidiaries, divisions, and affiliates has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction, or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on MegaWorld, its subsidiaries, divisions, and affiliates, (ii) any declaration, setting aside, or payment of any dividend (whether in cash, stock, or property) with respect to Preferred Stock or Common Stock, or any redemption, purchase, or other acquisition


Page 23                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
of any of its securities, (iii) any change in the business, operations, properties, prospects, condition (financial or otherwise), assets, or liabilities (including without limitation contingent liabilities) of MegaWorld, its subsidiaries, divisions, and affiliates having a Material Adverse Effect on any of MegaWorld, its subsidiaries, divisions, and affiliates, (iv) any labor dispute, other than routine matters, none of which is material to any of MegaWorld, its subsidiaries, divisions, and affiliates, (v) any entry into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by any of MegaWorld, its subsidiaries, divisions, and affiliates in its accounting methods, principles, or practices, (vii) any revaluation by any of MegaWorld, its subsidiaries, divisions, and affiliates of any asset (including without limitation any writing down of the value of inventory or writing off of notes or accounts receivable), or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of any of MegaWorld, its subsidiaries, divisions, and affiliates. The MegaWorld Employment Agreement between MegaWorld and CDMP is a condition of the execution of this Agreement and is described in the MegaWorld Disclosure Schedule.

                  3.2.13 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                  (a) Each of MegaWorld, its subsidiaries, divisions, and affiliates owns marketable and indefeasible title to all real property owned by it. Schedule 3.2.13(a) of the MegaWorld Disclosure Schedule sets forth a complete and accurate list of all real property owned by any of MegaWorld, its subsidiaries, divisions, and affiliates.

                  (b) Complete and accurate copies of all of the existing real property leases to which each of MegaWorld, its subsidiaries, divisions, and affiliates is a party have been or shall be delivered to TBS and CDMP prior to Closing. Schedule 3.l3(b) sets forth a complete and accurate list of all real property leased by any of MegaWorld, its subsidiaries, divisions, and affiliates.

         (c) Each of MegaWorld, its subsidiaries, divisions, and affiliates owns or has valid leasehold interests in all of its tangible properties and assets (real, personal, and mixed) used in its business, free and clear of any liens (other than liens for Taxes that are not yet delinquent), charges, pledges, security interests, or other encumbrances, except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount, or extent, and that do not and are not reasonably likely to materially detract from the value, or interfere with the use of the property subject thereto or affected thereby. MegaWorld has delivered or shall deliver to TBS prior to Closing correct and complete copies of each lease identified in Schedule 3.2.l3(b). Such leases are valid and enforceable by the lessees named therein in accordance with their terms. Each of MegaWorld, its subsidiaries, divisions, and affiliates has received no notice that, and, to the knowledge of each of MegaWorld, its subsidiaries, divisions, and affiliates, no circumstance exists which, with the passage of time, or the giving of notice, or both, could constitute a default under any such leases, nor are there any unsatisfied obligations on the part of any of MegaWorld, its subsidiaries, divisions, and affiliates under any of the leases for real property to which any of MegaWorld, its subsidiaries, divisions, and affiliates is a party.


Page 24                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         (d) Each item of machinery and equipment owned or leased by each of MegaWorld, its subsidiaries, divisions, and affiliates is (i) adequate for the conduct of the business of that entity consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, ordinary wear and tear excepted, and (iv) regularly and properly maintained.

                  3.2.14 REPRESENTATIONS AND EXPECTATIONS OF CERTAIN DEVELOPMENTS WITHIN MEGAWORLD AND ITS SUBSIDIARIES. MegaWorld has represented that certain developments and milestones would occur within MegaWorld and its subsidiaries, divisions, and affiliates, including without limitation specifically Telephony JV, as defined herein, ITS Telephony, Inc., and MegaWorld Leisure, Inc.; and TBS and CDMP have executed this Agreement based on the reliance of each on the representations of MegaWorld and its Directors that these developments and milestones would indeed occur. Therefore, it is understood and agreed by all parties hereto that should any of MegaWorld, its subsidiaries, divisions, and affiliates fail to achieve the following events prior to the payment of the $8,000,000 to the holders of the TBS Texas note as provided in Section 2.1.3, MegaWorld will be in default of this Agreement:

                  (a) After funding and the obtaining of the requisite permits, MegaWorld on behalf of itself, its subsidiaries, divisions, and affiliates, commits, represents, warrants and covenants that it will sell or lease enough time share units in Castello Torre Ratti to generate $3,000,000.00 per year gross. Such year shall begin on the date which MegaWorld affirms that the requisite funding and permits have been acquired.

                  (b) Commencing January 1, 1999, MegaWorld, on behalf of itself, its subsidiaries, divisions, and affiliates, commits, represents, warrants, and covenants to cause ITS Telephony, Inc. to generate $3,000,000.00 per year gross, before commissions and other overhead charges.

                  (c) Default, due to failure by MegaWorld to fund, as stipulated in the ITS Telephony Joint Venture option to purchase agreement dated October 28, 1998, shall be limited to the amount approved by MegaWorld for the purchase of capital equipment and normal expenses for the next installation. This default provision shall automatically expire February 28, 2002. This default provision supercedes and makes null and void all other default provisions associated with said Joint Venture agreement.

                  3.2.15 INTELLECTUAL PROPERTY.

                  (a) Each of MegaWorld, its subsidiaries, divisions, and affiliates either owns, or has a valid license with respect to, all patents, copyrights, trademarks, trade secrets, and other intellectual property used in, by, or necessary to, the operation or conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "MegaWorld Intellectual Property Rights").

                  (b) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (i) will not constitute a material breach of any instrument or agreement to which any of MegaWorld, its subsidiaries, divisions, and affiliates is a party governing any patent, copyright, trademark, trade secret, or other intellectual property rights licensed by, or to, any of MegaWorld, its subsidiaries, divisions, and affiliates, and (ii) will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any MegaWorld Intellectual Property Rights or materially impair the right of TBS, TBS Texas, or MegaWorld in or to use, sell, enforce, license, or otherwise exploit any MegaWorld Intellectual Properly Rights or portion thereof.


Page 25                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (c) Neither the operation of the business of any of MegaWorld, its subsidiaries, divisions, and affiliates, the exploitation of MegaWorld Intellectual Property Rights, nor the manufacture, marketing, license, sale, or intended use of any product, service, or technology currently licensed, manufactured, created, distributed, authored, used, sold, or under development by any of MegaWorld, its subsidiaries, divisions, and affiliates (i) violates in any material respect any license or agreement between any of MegaWorld, its subsidiaries, divisions, and affiliates and any third party, or (ii) infringes any patents, copyright, trademark, trade secret, or other intellectual property right of any other party. There is no pending or, to the knowledge of any of MegaWorld, its subsidiaries, divisions, and affiliates, threatened claim or litigation involving any of MegaWorld, its subsidiaries, divisions, and affiliates contesting the validity, ownership, or right to use, sell, enforce, license, or dispose of any MegaWorld Intellectual Property Rights, nor has any of MegaWorld, its subsidiaries, divisions, and affiliates received any written notice asserting that any MegaWorld Intellectual Property Rights or the proposed use, sale, license, or disposition thereof conflicts or will conflict with the rights of any other party.

                  3.2.16 MATERIAL CONTRACTS. Except for stock option grants as identified in Schedule 3.2.15 to the MegaWorld Disclosure Schedule, there are no agreements, understandings, or proposed transactions between any of MegaWorld, its subsidiaries, divisions, and affiliates and any of its officers, directors, affiliates, or any affiliate thereof. Except as identified in Schedule 3.2.15, there are no agreements, understandings, instruments, contracts, or proposed transactions to which any of MegaWorld, its subsidiaries, divisions, and affiliates is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of or payments to any of MegaWorld, its subsidiaries, divisions, and affiliates in excess of Twenty-five Thousand and No/100 Dollars ($25,000.00), other than purchase orders in individual amounts of less than One Hundred Thousand and No/100 Dollars ($100,000.00) received in the ordinary course of business, (ii) the license of any patent, copyright, trade secret, or other proprietary right to or from any of MegaWorld, its subsidiaries, divisions, and affiliates, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the exclusive right of any of MegaWorld, its subsidiaries, divisions, and affiliates to develop, manufacture, assemble, distribute, market, or sell its products (the "MegaWorld Material Contracts"). To the knowledge of each of MegaWorld, its subsidiaries, divisions, and affiliates: (i) each MegaWorld Material Contract is in full force and effect except as the same may have expired in accordance with its terms; (ii) each of MegaWorld, its subsidiaries, divisions, and affiliates has not received any written assertion of default under any MegaWorld Material Contract; and (iii) each of MegaWorld, its subsidiaries, divisions, and affiliates has not received any notice related to any termination or material change to, or proposal with respect to, any of the MegaWorld Material Contracts as a result of the transactions contemplated by this Agreement. Each of MegaWorld, its subsidiaries, divisions, and affiliates is not a party to, nor has it any obligation under, any contract or agreement, written or oral, which contains any covenants, currently or prospectively, limiting the freedom of any of MegaWorld, its subsidiaries, divisions, and affiliates to engage in its business as currently conducted anywhere in the world or to compete in its business with any entity anywhere in the world.

                  3.2.17 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current and former employee and consultant of each of MegaWorld, its subsidiaries, divisions, and affiliates has executed an agreement with it regarding confidentiality and proprietary information substantially in the form or forms attached to Schedule 3.2.16 to the MegaWorld Disclosure Schedule. Each of MegaWorld, its subsidiaries, divisions, and affiliates is not aware that any of its employees or consultants is in violation thereof. All consultants to or vendors of each of MegaWorld, its subsidiaries, divisions, and affiliates with access to confidential information of any of MegaWorld, its subsidiaries, divisions, and affiliates are parties to a written agreement substantially in the form or forms attached to Schedule 3.2.16


Page 26                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM
under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of any of MegaWorld, its subsidiaries, divisions, and affiliates. Each of MegaWorld, its subsidiaries, divisions, and affiliates is not aware that any of its consultants or vendors are in violation thereof.

                  3.2.18 HART-SCOTT-RODINO. The assets and annual net sales of MegaWorld, its subsidiaries, divisions, and affiliates, individually and in the aggregate, do not satisfy the "Size of the Parties Test" for an acquired person under Section 7A(a)(2) of the HSR Act and the regulations promulgated thereunder.

                  3.2.19 NO CONFLICT OF INTEREST. Each of MegaWorld, its subsidiaries, divisions, and affiliates is not indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the knowledge of each of MegaWorld, its subsidiaries, divisions, and affiliates, none of the officers or directors of any of MegaWorld, its subsidiaries, divisions, and affiliates, or any members of their immediate families, directly or indirectly, are indebted to any of MegaWorld, its subsidiaries, divisions, and affiliates or have any direct or indirect ownership interest in any firm or corporation with which any of MegaWorld, its subsidiaries, divisions, and affiliates is affiliated or with which any of MegaWorld, its subsidiaries, divisions, and affiliates has a business relationship, or any firm or corporation which competes with any of MegaWorld, its subsidiaries, divisions, and affiliates, except that officers, directors, and/or stockholders of any of MegaWorld, its subsidiaries, divisions, and affiliates may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with any of MegaWorld, its subsidiaries, divisions, and affiliates. To the knowledge of each of MegaWorld, its subsidiaries, divisions, and affiliates, none of the officers or directors of any of MegaWorld, its subsidiaries, divisions, and affiliates, or any member of their immediate families, is interested, directly or indirectly, in any MegaWorld Material Contract with any of MegaWorld, its subsidiaries, divisions, and affiliates. Each of MegaWorld, its subsidiaries, divisions, and affiliates is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The above is, however, exclusive of the contract between MegaWorld, Inc and Michael Giamalvo concerning the Castello Torre Ratti.

                  3.2.20 TAKEOVER STATUTES INAPPLICABLE. No Takeover Statute, as defined in Section 3.1.19 hereof, is applicable to any of MegaWorld, its subsidiaries, divisions, and affiliates, the Common Stock, the Merger, or any of the other transactions contemplated by this Agreement.

                  3.2.21 BROKERS AND FINDERS. Each of MegaWorld, its subsidiaries, divisions, and affiliates has not employed any broker or finder or incurred any liability for any fee or commission to any broker, finder, or intermediary in connection with the transactions contemplated hereby.

                  3.2.22 REGISTRATION AND LISTING AND OTHER SECURITIES MATTERS. MegaWorld has the ability to become a reporting company, with the filing of its Form 10Q Report, pursuant to the federal Securities Exchange Act of 1934, as amended, and to become a nationally listed NASDAQ company. MegaWorld intends to make such a filing as soon as it qualifies and asserts that it is not currently in violation of any state or federal securities law, order, rule, or regulation, and has not been in such violation for at least the last twenty four (24) months.


Page 27                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  3.2.23 LIMITED RELIANCE. MegaWorld represents, warrants, acknowledges, and confirms that, except for representations and warranties of TBS and CDMP expressly contained herein or in the TBS Disclosure Schedule, MegaWorld has relied on no representations or warranties by either of TBS or CDMP, whether oral or written, express or implied, in any decision related to this Agreement, including without limitation the execution of this Agreement. Further, MegaWorld represents, warrants, acknowledges, and confirms that certain Directors of MegaWorld have been privy to certain confidential information regarding certain technology and associated product(s) ("Blast Guard Technology" herein) sometimes referred to as "Blast Guard," whose patent rights are owned by JoyVer, Inc., an entity owned and controlled by CDMP. While acknowledging this disclosure, it is acknowledged by all parties hereto that CDMP has made presentations to MegaWorld proposing MegaWorld's funding of a separate entity to exploit the Blast Guard Technology. However, this proposal was declined and not funded by MegaWorld, and all parties hereto agree that the Blast Guard Technology does not comprise any part of the consideration for this Merger; and MegaWorld, on behalf of itself, its subsidiaries, divisions, and affiliates, expressly acknowledges (i) that the Blast Guard Technology is not in any way a part of the transactions contemplated herein, (ii) that TBS owns no rights of any nature in the Blast Guard Technology, and (iii) that any such arrangement concerning the Blast Guard Technology would be the subject of a completely separate and distinct agreement, to be negotiated, by and between JoyVer, Inc. and MegaWorld.

                  3.2.24 INSURANCE. Each of MegaWorld, its subsidiaries, divisions, and affiliates maintains adequate property and casualty insurance, general public liability insurance, and such other insurance as would be maintained by a reasonable and prudent business owner in the same or similar circumstances covering all substantial risks to which the subject entity and its assets are exposed with reasonable foreseeability.

                  3.2.25 NO MISSTATEMENTS. No representation or warranty made by any of MegaWorld, its subsidiaries, divisions, and affiliates in this Agreement, or in any Schedule to this Agreement, or certificate delivered or deliverable pursuant to the terms hereof, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which it was made, not misleading.

                  3.2.26 ACKNOWLEDGMENT OF UNDERSTANDING. The Board of Directors of MegaWorld has made an independent determination of the value to MegaWorld of the Merger and the consideration therefor, and the arrangements herein provided securing all performance hereunder, as provided for in Articles II and III hereof; and after consultation with such legal, financial, and tax advisers as deemed necessary and prudent by the Board of Directors of MegaWorld, chosen and retained by MegaWorld in its sole discretion, with respect thereto, and after review and discussion of independently commissioned opinions regarding the value, legal obligations, and remedies hereunder, has determined it is in the best interest of MegaWorld to enter into the transactions contemplated hereunder, and does so knowingly and with full understanding and disclosure of the potential ramifications to the continued financial security of MegaWorld should MegaWorld or TBS Texas default on any obligations hereunder or under any of the other Closing Documents.

                  3.2.27 SURVIVAL. The representations, warranties, acknowledgments, and agreements made by MegaWorld in this Agreement shall survive Closing.



Page 28                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                   ARTICLE IV
                                    COVENANTS

         SEC. 4.1 COVENANTS OF TBS. TBS covenants and agrees with MegaWorld as follows:

                  4.1.1 TBS shall make a good-faith effort to give MegaWorld and MegaWorld's representatives at any and all reasonable times before Closing, access to (i) the facilities and real property of TBS, including without limitation its leasehold facilities, for the purpose of inspecting and evaluating them, including without limitation evaluating the environmental condition thereof; and (ii) all business records, contracts, purchasing records, sales, processing, and transportation agreements, ad valorem and severance tax records, customer billings, permitting files, environmental records, process reports, and production records, to the extent such data and records are in TBS's possession or under TBS's control and relate to the assets or business of TBS; provided, however, TBS shall have no obligation to provide MegaWorld such access to any data or information which TBS is contractually or legally prohibited from providing, including without limitation personnel records protected by rights of privacy and confidential customer information. Except as provided in Article III hereof, TBS makes no warranty or representation as to the correctness or completeness of any such files, data, or information furnished by TBS, and shall have no liability therefor. MegaWorld agrees to maintain the confidentiality of such materials, and if Closing does not occur, promptly to return to TBS any materials furnished by TBS hereunder.

                  4.1.2 TBS shall, after the execution hereof, promptly notify MegaWorld of any suit, action, or other proceeding before any court, arbitrator, or governmental agency not previously disclosed and (i) to which TBS is made a party, or (ii) of which TBS receives actual notice that it is likely to be made a party, or (iii) to which any officer, director, division, subsidiary, or affiliate is made a party, or (iv) of which TBS receives actual notice that any officer, director, division, subsidiary, or affiliate is likely to be made a party; and any proceeding or procedure, whether judicial, administrative, or private, including without limitation arbitration, foreclosure, and any in rem action, which relates to the assets of TBS or which might result in impairment or loss of TBS's interest in any portion of or the value thereof, or which might hinder or impede TBS's operation, development, or marketing activities.

                  4.1.3 After execution of this Agreement and until Closing, TBS shall do the following:

                  (a) Other than such activities done in the ordinary course of business, refrain from taking any action, without the prior written consent of MegaWorld, to sell, dispose of, distribute, or encumber any of the assets of TBS or to enter into any transaction, the effect of which would be to cause a Material Adverse Effect on TBS; and

                  (b) Act in prudent manner from the date hereof until the Closing Date so as to avoid, without the prior written consent of MegaWorld, waiving any material rights under any agreements to which it is a party which affects the business of TBS; and

                  (c) Maintain insurance now in force with respect to the business and assets of TBS.

                  4.1.4 The TBS Financial Statements shall, prior to Closing, but not later than September 10, 1998, be updated through August 31, 1998.


Page 29                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 4.2 COVENANTS OF MEGAWORLD. MegaWorld, on behalf of itself, its subsidiaries, divisions, affiliates, and each of them, covenants and agrees with TBS as follows:

                  4.2.1 MegaWorld, its subsidiaries, divisions, and affiliates shall form TBS Texas as a validly existing corporation duly organized and in good standing under the laws of the State of Texas, with the power and authority to take part in the Closing as herein provided.

                  4.2.2 MegaWorld, its subsidiaries, divisions, and affiliates shall make a good-faith effort to give TBS, CDMP, their representatives, and any of them, at any and all reasonable times before Closing, access to (i) the facilities and real property of MegaWorld, its subsidiaries, divisions, and affiliates, including without limitation their leasehold facilities, for the purpose of inspecting and evaluating them, including without limitation evaluating the environmental condition thereof; and (ii) all business records, contracts, purchasing records, sales, processing, and transportation agreements, ad valorem and severance tax records, customer billings, permitting files, environmental records, process reports, and production records, to the extent such data and records are in the possession or under the control of any of MegaWorld, its subsidiaries, divisions, and affiliates and relate to the assets or business of any of MegaWorld, its subsidiaries, divisions, and affiliates; provided, however, MegaWorld, its subsidiaries, divisions, and affiliates shall have no obligation to provide TBS, CDMP, their representatives, and any of them, such access to any data or information which MegaWorld, its subsidiaries, divisions, and affiliates are contractually or legally prohibited from providing, including without limitation personnel records protected by rights of privacy and confidential customer information. Except as provided in Article III hereof, MegaWorld, its subsidiaries, divisions, and affiliates make no warranty or representation as to the correctness or completeness of any such files, data, or information furnished by MegaWorld, its subsidiaries, divisions, and affiliates, and shall have no liability therefor. TBS, CDMP, their representatives and each of them, agree to maintain the confidentiality of such materials, and if Closing does not occur, promptly to return to MegaWorld, its subsidiaries, divisions, and affiliates any materials furnished by MegaWorld, its subsidiaries, divisions, and affiliates hereunder.

                  4.2.3 MegaWorld, its subsidiaries, divisions, and affiliates shall, promptly notify TBS of any suit, action, or other proceeding before any court, arbitrator, or governmental agency not previously disclosed and (i) to which any of MegaWorld, its subsidiaries, divisions, and affiliates is made a party, or (ii) of which any of MegaWorld, its subsidiaries, divisions, and affiliates receives actual notice that it is likely to be made a party, or (iii) to which any officer, director, division, subsidiary, or affiliate is made a party, or (iv) of which any of MegaWorld, its subsidiaries, divisions, and affiliates receives actual notice that any officer, director, division, subsidiary, or affiliate is likely to be made a party; and any proceeding or procedure, whether judicial, administrative, or private, including without limitation arbitration, foreclosure, and any in rem action, which relates to the assets of any of MegaWorld, its subsidiaries, divisions, and affiliates or which might result in impairment or loss of any of MegaWorld's, its subsidiaries', divisions', and affiliates' interest in any portion of or the value thereof, or which might hinder or impede MegaWorld's, its subsidiaries', divisions', and affiliates' operation, development, or marketing activities.

                  4.2.4 MegaWorld shall, prior to Closing, commission independent legal, financial, and/or tax advisors to investigate, as provided in
Section 3.2.26 hereof.


Page 30                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  4.2.5 After execution of this Agreement and until Closing, MegaWorld, its subsidiaries, divisions, and affiliates shall do the following:

                  (a) Other than such activities done in the ordinary course of business, refrain from taking any action, without the prior written consent of CDMP, to sell, dispose of, distribute, or encumber any of the assets of MegaWorld, its subsidiaries, divisions, and affiliates, or enter into any transaction, the effect of which would be to cause a Material Adverse Effect, as defined in Section 3.1.1, on any of MegaWorld, its subsidiaries, divisions, and affiliates; and

                  (b) Act in prudent manner from the date hereof until the Closing Date so as to avoid, without the prior written consent of TBS, waiving any material rights under any agreements to which it is a party affecting the business of MegaWorld, its subsidiaries, divisions, and affiliates; and

                  (c) Maintain insurance now in force with respect to the business and assets of MegaWorld, its subsidiaries, divisions, and affiliates; and

                  (d) Continue diligently with the preparation of all documents necessary for filing for national listing with NASDAQ, and continue diligently to take all actions necessary for qualification as a nationally listed NASDAQ company.

                  4.2.6 MegaWorld shall file as soon as it qualifies for its Form 10Q in compliance with federal securities regulations.

                  4.2.7 MegaWorld, on behalf of itself, its subsidiaries, divisions, and affiliates, shall use best-efforts to achieve those certain expectations and milestones described in Section 3.2.14 hereof.

                  4.2.8 SURVIVAL. The covenants of this Section 4.2 shall survive Closing.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

         SEC. 5.1 EVENTS OF DEFAULT HEREUNDER.

                  5.1.1 DEFAULT BY MEGAWORLD. The following events shall each be an "event of default of MegaWorld" for purposes of this instrument:

         (a) Failure in the performance by MegaWorld of any obligation hereunder or the violation by MegaWorld of any provision hereof.


Page 31                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         (b) The occurrence of an event of default of any one or more of MegaWorld, TBS Texas, and the subsidiaries, divisions, and affiliates of either of them, under the terms and conditions of any of the Closing Documents, beyond the applicable period of grace, if any.

         (c) If any representation or warranty made by or on behalf of MegaWorld, or by or on behalf of any division, subsidiary, or affiliate of MegaWorld, in, under, or pursuant to this Agreement or any of the Closing Documents, or in any other document or documents executed in connection therewith, or in any documents made at any time available before Closing by or for MegaWorld, its divisions, subsidiaries, or affiliates, to CDMP or TBS under Section 3.2 or Section 4.2 or otherwise reviewed by CDMP in the course of investigating the financial, business, or regulatory status of MegaWorld, its divisions, subsidiaries, and affiliates.

         (d) The occurrence, prior to Closing, of any act or omission by, for, or regarding any of MegaWorld, its divisions, subsidiaries, or affiliates, which constitutes a material violation of the securities law, order, rule, or regulation of any state or of the United States, whether or not such act or omission be the act or omission of any issuer, broker or dealer, insider, officer, director, or shareholder, or any other interested party.

         (e) A material portion of the assets of any one or more of MegaWorld, TBS Texas, and the subsidiaries, divisions, and affiliates of either of them, shall be seized or taken by any governmental or similar authority, or any order of attachment, garnishment, or any other writ shall be issued, or any other lawful creditor's remedy shall be exercised or attempted to be exercised, with respect thereto.

         (f) If any of MegaWorld, its divisions, subsidiaries, or affiliates, or any Required Shareholder, or any surety or guarantor for any of them shall (a) be adjudicated a bankrupt or insolvent, (b) seek, consent to, or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (c) file a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction, (d) make a general assignment for the benefit of its creditors, or (e) admit in writing its inability to pay its debts as they mature.

         (g) If either (a) any creditor or obligee files a petition putting any of MegaWorld, its divisions, subsidiaries, or affiliates, or any Required Shareholder, or any surety or guarantor for any of them in involuntary bankruptcy, or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing a receiver or trustee for any of them, or for all or any part of its property, and (c) such petition, order, judgment, or decree shall not be and remain dismissed or stayed within a period of fifteen (15) days after its entry.

         (h) The title of a material portion of the assets of any one or more of MegaWorld, TBS Texas, and the subsidiaries, divisions, and affiliates of either of them, or any substantial part thereof shall become the subject matter of litigation which would or might, in CDMP's opinion, upon final determination result in substantial impairment or loss of the security CDMP may have for the obligations owed CDMP hereunder, or under any of the Closing Documents, which are secured under any of the Closing Documents, and upon notice by CDMP to the obligor hereunder or under any of the Closing Documents such litigation is not dismissed within thirty (30) days of such notice,


Page 32                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         (i)      Omitted

         (j)      Omitted

         (k)      Omitted.

In the event that an event of default has occurred and is not cured within the cure period, if any provided therefor hereunder, then MegaWorld shall be in default for all purposes hereunder, and CDMP may exercise any remedy hereunder.

                  5.1.2 DEFAULT BY TBS. The following events shall each be an "event of default of TBS for purposes of this instrument:

         (a) Failure in the performance by TBS of any obligation hereunder or the violation by TBS of any provision hereof.

         (b) The occurrence of an event of default of TBS or CDMP under the terms and conditions of any of the Closing Documents, beyond the applicable period of grace, if any.

         (c) If any representation or warranty made by or on behalf of TBS pursuant to this Agreement or any of the Closing Documents, or in any other document or documents executed in connection therewith, to MegaWorld under Section 3.1 or Section 4.1.

                  5.1.3 NO DEFAULT OF CDMP. No act or omission related to this Agreement or any transaction contemplated hereby shall be a default of CDMP, except for an act or omission which constitutes a default of CDMP under the MegaWorld Employment Agreement. It is understood and agreed that all acts and omissions of CDMP related to this Agreement are the acts and omissions of TBS, for purposes of this Section 5.1.3.

         SEC. 5.2 NOTICE OF DEFAULT. In the event any Party considers that another Party is not at any time in compliance with the terms and conditions of this agreement (other than an obligation to pay money), the complaining Party shall endeavor to notify the other Party of the facts relied upon as constituting a breach hereof; provided, however, that failure to notify of a possible default shall not be a default, nor shall such failure interfere with, hinder, impede, or prevent the exercise of any right or remedy hereunder.

         SEC. 5.3 CURE PERIODS. Unless provided for in this Section 5.3, there shall be a 30 day period for cure of default by MegaWorld, as defined in Section 5.1.1, and for cure of default by TBS, as defined in Section 5.1.2, unless the nature of the default is such that it would be impossible to cure in any length of time.


Page 33                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 5.4 REMEDIES FOR DEFAULT.

                  5.4.1 Each Party shall have all of the rights and remedies provided for in this agreement and in any other agreements between Party and each other Party including without limitation the Closing Documents, and all rights and remedies available at law and in equity, all of which shall be cumulative, including, in the case of CDMP, without limitation the right to take possession of the collateral under the MegaWorld Security Agreement, the MegaWorld Pledge Agreement, the TBS Texas Security Agreement, the TBS Texas Deed of Trust, and any other Closing Document, or any of the same, with or without process of law, and, in this connection, to enter any premises, without breach of the peace, where the collateral is located to remove the same, to render it unusable, or to dispose of the same on said premises and, in this connection, to notify any one or more account debtors on the accounts constituting a part of the collateral and to require any of such account debtors to make payment directly to CDMP on such terms and conditions as CDMP, in his sole discretion, deems appropriate, or to require, at CDMP's discretion, any such account debtors to direct payments into a bank lockbox for handling by CDMP. Any public sale of any of the collateral after repossession shall be held only after public notice of no less than five (5) days, and shall be held in a commercially reasonable manner. MegaWorld hereby waives any requirement for public notice of more than five (5) days for any such sale and hereby agrees that five (5) days is a reasonable period for notice.

                  5.4.2 Delay by a Party in invoking a remedy hereunder shall not waive the remedy or the right to invoke the same, but shall merely constitute a temporary forbearance. The failure of a Party to enforce any term or condition or to exercise any rights hereunder shall not constitute a waiver of the right in the future to enforce all of the terms and conditions hereof and to exercise any rights hereunder, whether similar or dissimilar to any rights previously waived or not previously enforced. It is understood by MegaWorld that CDMP shall have the right, but not the obligation, from time to time temporarily to forbear from invoking any remedy or remedies provided for herein, and MegaWorld wishes to encourage such forbearance; therefore, MegaWorld covenants that no such forbearance shall be interpreted as a waiver of any remedy, and MegaWorld expressly agrees that after any such forbearance, for no matter how long, CDMP may invoke any remedy or remedies provided for herein.

         SEC. 5.5 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by decision of a panel of three (3) neutral arbitrators to be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The venue of any such arbitration shall be in Houston, Harris County, Texas, U.S.A., and the arbitration shall be conducted pursuant to the rules of said Association.

                                   ARTICLE VI
                                INDEMNIFICATIONS

         SEC. 6.1 Notwithstanding anything herein to the contrary, each of TBS Texas and MegaWorld agrees to assume from and after Closing any and all obligations and responsibility which TBS and CDMP, or either of them, may have under applicable agreements or governmental laws, orders, rules, and regulations concerning the operation and business of TBS, including without limitation all obligations to Compass Bank, and each of TBS Texas and MegaWorld agrees to defend, indemnify, and hold harmless TBS and CDMP and their respective officers, directors, agents, employees, affiliated companies, heirs, successors, and assigns from and against any and all loss, cost, risk, and expense arising directly or indirectly, whether before or after Closing, from the failure, or alleged failure, by TBS Texas and MegaWorld, or either of them, to comply with any applicable governmental laws, orders, rules, and regulations, or failure to comply with any obligations, terms, or conditions of any contract, obligation, or agreement of TBS.


Page 34                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 6.2 In addition to Section 6.1 above, MegaWorld agrees to defend, indemnify, and hold harmless CDMP, his agents, personal representatives, heirs, successors, and assigns from and against all losses, costs, claims, demands, suits, liability, and expense with respect to TBS which arise out of or relate to the ownership or operation of the assets of TBS by TBS Texas and MegaWorld, or either of them, or which in any manner relate to the condition of the premises and equipment for any event which may occur or condition which may arise from and after the Closing.

         SEC. 6.3 Each below-signing Director of MegaWorld, together with each of MegaWorld, its subsidiaries, divisions, and affiliates agrees to defend, indemnify, and hold harmless CDMP, his agents, personal representatives, heirs, successors, and assigns from and against all losses, costs, claims, demands, suits, liability, and expense, whatsoever, known or unknown, which arise out of or relate to, directly or indirectly, the governance or operation of, or the raising of capital for or by any of MegaWorld, its subsidiaries, divisions, and affiliates, whether through the use of market makers or otherwise, for any event which may occur or condition which may arise from and prior to Closing, including without limitation any liability or responsibility from or for any misrepresentation or omission of a material fact in the sale or transfer of any security, such as, but not limited to shares of stock of MegaWorld.

         SEC. 6.4 The indemnifications contained in this Article VI shall survive Closing, and shall continue in full force and effect for a period of four (4) years after the latest to occur of either (i) final payment in full of all indebtedness incurred by TBS to Compass Bank and unpaid at Closing, or (ii) the latest date on which a payment is due on such indebtedness under the loan documents, subject to any extensions, modifications, renewals, and rearrangements.

                                   ARTICLE VII
                                  RISK OF LOSS

         SEC. 7.1 CALAMITOUS EVENTS. If prior to Closing, any of the following events ("Calamitous Events") occur, TBS and CDMP, or either of them, may elect to terminate this Agreement. The Calamitous Events are as follows:

                  (a) Omitted

                  (b) Should any default occur under the Agreement dated April 21, 1998, by and between MegaWorld, Inc., and Michael Giamalvo.

         SEC. 7.2 CASUALTY LOSS. If, prior to Closing, any assets of TBS having aggregate value equal to or in excess of $1,000,000.00 shall be destroyed by fire or other casualty ("Casualty Loss"), regardless of whether covered by insurance, MegaWorld may elect to terminate this Agreement. If this Agreement is not so terminated, the Consideration shall be adjusted downward in an amount equal to the loss resulting from Casualty Loss. TBS and CDMP shall be entitled to any insurance proceeds paid or payable as a result of such pre-Closing Casualty Loss. The risk of loss of the assets of TBS shall pass from TBS to TBS Texas at Closing.


Page 35                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         SEC. 8.1 TBS CONDITIONS. The obligations of TBS at the Closing are subject, at the option of TBS, to the satisfaction at or prior to Closing of the following conditions:

                  8.1.1 All representations and warranties of MegaWorld contained in this Agreement shall be true in all material respects at and as of Closing as if such representations and warranties were made at and as of the Closing Date, and MegaWorld shall have preformed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by MegaWorld at or prior to Closing.

                  8.1.2 No suit, action, or other proceeding brought by a party other than TBS or MegaWorld shall be pending or threatened, and no order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this contract that restrains or prohibits the Merger contemplated by this Agreement and which remains in effect at the Closing Date.

                  8.1.3 MegaWorld shall have taken all action necessary and appropriate to amend its Certificate of Incorporation and its Bylaws, as necessary, to (i) obtain authorization of the shares of stock to be issued hereunder and authorization of the issuance thereof in compliance herewith, and
(ii) terminate the authority to issue Class A shares of MegaWorld Common Stock.

                  8.1.4 MegaWorld shall commission independent legal, financial, and/or tax advisors to investigate, as provided in Section 3.2.26 hereof.

                  8.1.5 MegaWorld shall have executed, acknowledged, and delivered, as appropriate, to TBS all Closing Documents described in Section 9.3 hereof.

                  8.1.6 Omitted.

                  8.1.7 Omitted

                  8.1.8 Omitted

         SEC. 8.2 MEGAWORLD CONDITIONS. The obligations of MegaWorld at the Closing are subject, at the option of MegaWorld, to the satisfaction at or prior to Closing of the following conditions:

                  8.2.1 All representations of TBS contained in this Agreement shall be true in all material respects at and as of Closing as if such representations were made at and as of the Closing Date, and TBS shall have preformed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by TBS at or prior to Closing.

                  8.2.3 All necessary third-party consents and assignments, or similar agreements which affect the obligations of TBS, shall have been obtained.


Page 36                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  8.2.4 There shall have occurred no adverse material change to the financial position, as reflected in the unaudited financial statements of Total Business Systems, Inc., dated March 31, 1998.

                  8.2.5 TBS shall have executed, acknowledged, and delivered, as appropriate, to MegaWorld all Closing Documents described in Section 9.3 hereof.

                                   ARTICLE IX
                                     CLOSING

         SEC. 9.1 CLOSING DATE. Unless the parties hereto mutually agree otherwise in writing, and subject to the conditions stated in this Agreement, the consummation of the Merger and related transactions contemplated hereby (herein called the "Closing") shall be held on or before November 15, 1998. The date Closing actually occurs is herein called the "Closing Date".

         SEC. 9.2 PLACE OF CLOSING. Closing shall be held in the offices of TBS in Houston, Harris County, Texas, or at such other place as TBS and MegaWorld may agree in writing.

         SEC. 9.3 CLOSING DOCUMENTS.

                  9.3.1 The Closing Documents are listed in Exhibit A hereto.

                  9.3.2 Those Closing Documents listed in Schedule A-1 of Exhibit A shall be presented, in initial draft form, by TBS to MegaWorld no later than fourteen (14) days before Closing; and on or before seven (7) days before Closing, MegaWorld shall deliver to TBS in writing its objections, if any, to the initial drafts of such Closing Documents.

                  9.3.3 Those Closing Documents listed in Schedule A-2 of Exhibit A shall be presented, in initial draft form, by TBS to MegaWorld no later than seven (7) days before Closing; and on or before four (4) days before Closing, MegaWorld shall deliver to TBS in writing its objections, if any, to the initial drafts of such Closing Documents.

                  9.3.4 Those Closing Documents listed in Schedule A-3 of Exhibit A shall be presented, in initial draft form, by TBS to MegaWorld no later than seven (7) days before the filing of the Articles of Incorporation of TBS Texas with the Texas Secretary of State; and within three (3) days thereafter, MegaWorld shall deliver to TBS in writing its objections, if any, to the initial drafts of such Closing Documents.

                  9.3.5 Those Closing Documents listed in Schedule A-4 of Exhibit A shall be fully executed and presented by TBS to MegaWorld no later than fourteen (14) days before Closing; and within five (5) days thereafter, MegaWorld shall deliver to TBS in writing its objections, if any, to such Closing Documents.


Page 37                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  9.3.6 As to each Closing Document to which objections are not timely delivered to TBS by MegaWorld, as required in this Article IX, MegaWorld shall be deemed, for all purposes hereunder, to have accepted the initial draft of that Closing Document. In the event that MegaWorld makes timely and proper objection to a Closing Document, the Parties shall negotiate diligently and in good faith to reach agreement on the final form of that Closing Document so that the final form is agreed upon prior to or at Closing (or in the case of the Closing Documents listed in Schedule A-3 of Exhibit A, the final form of each is agreed upon within seven (7) days after the initial draft is delivered to MegaWorld, in the case of Closing Documents listed in Schedule A-4, the final form of each is agreed upon and a revised Closing Document executed in the agreed form before Closing), failing which either Party may cancel the Closing.

         SEC. 9.4 CLOSING OBLIGATIONS. At Closing, the following events shall occur, each being a condition precedent to the other, and each being deemed to have occurred simultaneously with the others.

                  9.4.1 TBS shall accomplish the following:

                  (i) Execute and cause its shareholders to execute the Plan of Merger and deliver the same to MegaWorld.

                  (ii) Execute and deliver to MegaWorld the Articles of Merger.

                  (iii) Acknowledge the TBS Disclosure Schedule as true and correct through the Closing Date.

                  (iv) Executing and delivering any other Closing Documents required hereunder to be signed by TBS at Closing.

                  9.4.2 MegaWorld shall:

                  (i) Issue and deliver to TBS Texas the Closing Shares.

                  (ii) Execute and deliver to TBS Texas the MegaWorld Promissary Note.

                  (iii) Execute the Plan of Merger and deliver the same to TBS.

                  (iv) Execute and deliver to TBS the Articles of Merger.

                  (v) Execute and deliver to CDMP the Employment Agreement.

                  (vi) Issue and deliver to CDMP the Employment Shares.

                  (vii) Execute and deliver to TBS Texas the MegaWorld Promissory Note.

                  (viii) Execute and deliver to CDMP the MegaWorld Security Agreement.


Page 38                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (ix) Execute and deliver to CDMP the MegaWorld Guaranty Agreement.

                  (x) Execute and deliver to CDMP the MegaWorld Pledge
         Agreement.

                  (xi) Execute and deliver to CDMP the TBS Texas Shareholders' Agreement.

                  (xii) Acknowledge the MegaWorld Disclosure Schedule as true and correct through the Closing Date.

                  9.4.3 TBS Texas shall:

                  (i) Endorse, assign, and deliver to M&J the MegaWorld Promissary Note.

                  (ii) Endorse, assign, and deliver to M&J the Execution Shares.

                  (iii) Assume and acknowledge the TBS Employment Agreement.

                  (iv) Execute the Plan of Merger and deliver the same to TBS.

                  (v) Execute and deliver to TBS the Articles of Merger.

                  (vi) Execute and deliver to CDMP the TBS Texas Security Agreement.

                  (vii) Execute and deliver to CDMP the TBS Texas Guaranty Agreement.

                  (viii) Execute and deliver to CDMP the TBS Texas Deed of
         Trust.

                  (ix) Execute and deliver to CDMP the TBS Texas Shareholders' Agreement.

                  (x) Execute and deliver to CDMP the TBS Texas Assumption Agreement.

                  (xi) Execute and deliver to CDMP the TBS Texas Indemnification Agreement.

                  9.4.3 CDMP shall:

                  (i) As a shareholder of TBS, execute and deliver to TBS Texas the Plan of Merger.

                  (ii) As a shareholder of TBS, execute and deliver to TBS Texas the Articles of Merger.



Page 39                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                  (iii) Execute and deliver to MegaWorld the MegaWorld Employment Agreement

                  (iv) Execute and deliver to TBS Texas the TBS Texas Shareholders' Agreement.

                  (v) Omitted

                  9.4.4 Required Shareholders shall:

                  (i) Execute and deliver to MegaWorld the MegaWorld Shareholder Voting Agreement.

                  9.5 In the event of any conflict between the terms of this Acquisition/Merger Agreement and any of the closing documents then the terms of this Acquisition/Merger Agreement shall prevail.

                                    ARTICLE X

                            OBLIGATIONS AFTER CLOSING

         SEC. 10.1 FEES AND EXPENSES. MegaWorld shall pay all sales taxes, if any, occasioned by the merger of the corporations. MegaWorld shall pay all documentary, filing, and recording fees required in connection with the formation, creation, and registration of TBS Texas; filing of registration statements, if any, required under the Securities Act; and filing of the Articles of Merger. Ad valorem or other property taxes for 1998, not delinquent at the time of Closing, and attributable to any property of TBS, if any, shall be paid by TBS Texas.

         SEC. 10.2 FURTHER ASSURANCES. After Closing, MegaWorld and TBS shall execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate, or other instruments delivered pursuant hereto.

         SEC. 10.3 FINANCIAL DISCLOSURES; ACCOUNTING. Within forty-five (45) days after the end of each calender quarter, MegaWorld and TBS Texas shall deliver to CDMP an accurate, itemized statement reflecting the current financial position of the respective businesses.

         SEC. 10.4 AUDIT.

                  10.4.1 CDMP, upon notice in writing to TBS Texas, shall have the right to audit TBS Texas' accounts and records for any calender year within the twenty-four (24) month period following the end of such calender year. TBS Texas shall bear no portion of the CDMP's audit cost incurred under this Section
10.4 unless agreed to by TBS Texas. The audits shall not be conducted more than once each year without prior approval of TBS Texas and shall be made at the expense of CDMP.

                  10.4.2 TBS Texas shall reply in writing to an audit report within forty-five (45) days after receipt of such report.



Page 40                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 10.5 RELEASE OF SECURITY INTERESTS. In the event of no default by MegaWorld and TBS Texas hereunder, CDMP shall release MegaWorld and TBS Texas, respectively, from the MegaWorld Security Agreement TBS Texas Security Agreement (as provided in Sections 2.3.4(b) and 2.3.8(d) hereof), MegaWorld Pledge Agreement (2.3.4(c) hereof), and TBS Texas Deed of Trust (2.3.8(e) hereof), but shall not release the MegaWorld Guaranty Agreement and TBS Texas Guaranty Agreement (as provided in Sections 2.3.2 and 2.3.5 hereof), at the earlier of
(i) timely payment in full by MegaWorld of the $8,000,000.00 under Section 2.1.3 hereof, or (ii) one year after delivery of all shares due in lieu of the $8,000,000.00, or any unpaid portion thereof, under Section 2.1.3 hereof.

         SEC. 10.6 NATIONAL LISTING AND OTHER SECURITIES MATTERS. MegaWorld shall use its best efforts to file its Form 10Q in compliance with federal securities regulations.

         SEC. 10.7 DILIGENT PURSUIT OF MILESTONES. Section 3.2.14 hereof sets out certain measurements of progress and success, or lack thereof, for sale of timeshare units in Castello Torre Ratti and for sale of minutes of long distance time by ITS Telephony, Inc. MegaWorld shall continue diligently and without delay to pursue those goals, failure to reach which shall be a default hereunder.

         SEC. 10.8 WARRANTY AGAINST CERTAIN OCCURRENCES. Omitted

         SEC. 10.9 RESTRICTIONS. Other than restrictions imposed by SEC Rule 145, all shares of MegaWorld stock issued hereunder shall be without restriction against resale, and MegaWorld shall not oppose or object to removal of such restrictions after the statutory one-year holding period expires.

         SEC. 10.10 SURVIVAL. The obligations in this Article X shall survive the Closing.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         SEC. 11.1 ALLOWED TERMINATION. This Agreement and the transactions contemplated hereby may be terminated by Party under any provision hereof allowing that Party to terminate if the conditions precedent required by such provision are met, including without limitation failure of a condition of Closing required by that Party under Article VII hereof.

         SEC. 11.2 TERMINATION FOR CERTAIN EVENTS.

                  11.2.1 Should any legal action be initiated or taken by any current officer or Director or shareholder of MegaWorld, as of July 20, 1998, or by any future officer or Director or shareholder of MegaWorld, contesting any of the actions contained or contemplated by this Agreement.



Page 41                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                   ARTICLE XII

                                  MISCELLANEOUS

         SEC. 12.1 EXHIBITS. All Exhibits which are, or may be, attached to this Agreement are to be considered to be incorporated herein by reference as if fully set forth at length.

         SEC. 12.2 NOTICES. Any notice under or by reason of this agreement shall be in writing and shall be effective upon delivery to the party to whom it is intended or upon either (a) the mailing thereof, by depositing the same in a depository for the U.S. Postal Service, or successor thereof, enclosed in a proper mailing wrapper addressed to the party for whom it is intended, via certified or registered mail, postage prepaid, to the address for that party stated above or such subsequent address for that party established by notice hereunder, or (b) the depositing thereof with a commercial delivery service, so wrapped and addressed, with the charges arranged to be paid by shipper, or (c) the transmission thereof by telecopier or facsimile machine, so long as a confirmation copy is mailed to the addressee within three (3) days of completion of the transmission. The addresses of the parties for purposes of notice shall be the addresses set out herein for the respective parties, subject to notice, as herein provided, of change of such address.

         SEC. 12.3 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

         SEC. 12.4 ASSIGNMENT. Neither TBS nor MegaWorld may assign their respective rights or obligations hereunder prior to Closing with the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective successors and assigns; and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights, or remedies.

         SEC. 12.5 ANNOUNCEMENTS. TBS and MegaWorld shall consult with each other with regard to all press releases and other announcements issued at or prior to Closing concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither TBS nor MegaWorld shall issue any such press release or other publicity without the prior written consent of the other party.

         SEC. 12.6 COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This agreement and related documents may be executed and delivered by facsimile transmission, and shall be binding upon the parties when so executed and delivered by all parties, and the original documents will be exchanged by the parties promptly thereafter. It is contemplated by the Parties that execution hereof, in duplicate originals, shall be accomplished by exchange of executed signature pages by facsimile transmission on the date of execution by MegaWorld, with at least five (5) duplicate originals, fully executed by MegaWorld and the Required Shareholders, to be delivered to TBS by overnight delivery within twenty-four (24) hours of the exchange of signature pages by facsimile transmission, and with all but two (2) of such duplicate originals executed by TBS and the remaining Parties and returned to MegaWorld on or before Wednesday, August 26, 1998, and if such exchange of signature pages so occurs on August 20, 1998, then notwithstanding anything herein to the contrary, this Agreement shall be effective from and as of such exchange of signature pages, with the exchange of executed originals to be purely ministerial.


Page 42                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 12.7 GOVERNING LAW AND VENUE. This Agreement shall be governed by, and interpreted, construed, and enforced in accordance with, the laws of the State of Texas. This Agreement is entered into and executed in Houston, Harris County, Texas, and each party hereto hereby submits to the jurisdiction, personal or otherwise, and venue of the federal and state courts sitting in Houston, Harris County, Texas.

         SEC. 12.8 ENTIRE AGREEMENT. It is the desire and intent of the parties to provide certainty as to their future rights and undertakings herein. The parties to this Agreement have incorporated all representations, warranties, covenants, commitments, and understandings on which they have relied in entering into this Agreement, and neither party makes any additional covenants or other commitments, not expressly set forth herein, to the other concerning its future action. Accordingly, this Agreement (i) constitutes the entire Agreement and understanding between the parties and there are no promises, representations, conditions, or terms related thereto other than those expressly set forth herein, and (ii) supersedes all previous undertakings, agreements, and representations between the parties, whether written or oral, with respect to the subject matter hereof. No modification of, addition to, or waiver of any provisions of this Agreement shall be binding upon either party hereto unless the same shall be in writing duly executed by a duly authorized representative of the parties hereto.

         SEC. 12.9 WAIVER. No express or implied waiver by any party of any right or remedy with respect to a default by any other party under any provision of this Agreement shall be deemed, interpreted, or construed as a waiver of any right or remedy with respect to any other default under the same or any other provision hereof. Delay in the exercise of any right hereunder shall not be construed as waiver of such right or remedy.

         SEC. 12.10 CONSTRUCTION. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both genders. "Person" as used herein shall include any individual, corporation, limited liability company, limited or general partnership, professional corporation, or other entity recognized under the laws of the State of Texas. The paragraph headings, captions, and titles contained in this Agreement are solely for purposes of reference only and shall not limit, expand, or otherwise affect the construction or interpretation of this Agreement or any provision hereof.

         SEC. 12.11 COSTS. Except as expressly provided otherwise herein, each party shall pay its own costs, including without limitation fees and expenses of its own counsel and accountants, in connection with the performance hereunder.

         SEC. 12.12 SURVIVAL. The provisions of this Merger Agreement shall survive the Closing, with respect to obligations hereunder which, by their terms, are to be performed after Closing or as expressly provided herein; provided that in the event of conflict between this Agreement and any of the Closing Documents, this Agreement shall control.

         SEC. 12.13 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


Page 43                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         SEC. 12.14 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, transferees, successors, and assigns.

         SEC. 12.15 JOINDER BY SPOUSE OF CDMP. Lynn R. McPhail is the spouse of CDMP, and joins in the execution of this Agreement for the purpose of (i) acknowledging that CDMP's rights and privileges as a Shareholder of TBS, and his shares of stock in TBS are and always have been subject to the sole management, control, and disposition of CDMP, and (ii) authorizing the transfer hereunder of any community claim she may have in the TBS Stock and other property, rights, and privileges described herein, and (iii) ratifying this agreement.

         SEC. 12.16 JOINDER BY DIRECTORS AND REQUIRED SHAREHOLDERS OF MEGAWORLD. The below-signing Directors of MegaWorld and Required Shareholders of MegaWorld, join in the execution of this Agreement, as Directors of MegaWorld and as Required Shareholders, for the purposes of (i) Section 6.3 hereof, (ii) acknowledging the binding effect of this Agreement upon MegaWorld and upon the Required Shareholders, and (iii) ratifying this agreement.

         SEC. 12.17 JOINDER BY JOYVER INVESTMENTS, L.L.C. JoyVer Investments, L.L.C. joins in the execution of this Agreement for the purposes of (i) acknowledging the binding effect of this Agreement upon MegaWorld, and (ii) ratifying this agreement.



Page 44                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal as if done so on the date first above written.

                                           MEGAWORLD, INC.

(CORPORATE SEAL)
                                           By: /s/ Irwin C. Roll
                                               --------------------------------
                                           Print Name: Irwin C. Roll
                                           Authorized Officer: President

MEGAWORLD, INC.,                           MEGAWORLD, INC.



By: /s/ Nathan Berkowitz                   By: /s/ Irwin C. Roll
    -----------------------------              --------------------------------
NATHAN BERKOWITZ                           IRWIN C. ROLL
Director and Required Shareholder          Director and Required Shareholder

MEGAWORLD, INC.,                           MEGAWORLD, INC.



By: /s/ Michael Giamalvo                   By: /s/ David W. Mahy
    -----------------------------              --------------------------------
MICHAEL GIAMALVO                           DAVID W. MAHY
Director and Required Shareholder          Director and Required Shareholder

MEGAWORLD, INC.,



By: /s/ George Levy
---------------------------------
GEORGE LEVY
Director




Page 45                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                           TOTAL BUILDING SYSTEMS, INC.

(CORPORATE SEAL)

                                           By: /s/ Charles D. McPhail
                                               --------------------------------
                                           Print Name:
                                           Authorized Officer



/s/ Charles D. McPhail                     /s/ Charles D. McPhail agent
---------------------------------          --------------------------------
CHARLES D. McPHAIL                         LYNN R. McPHAIL



/s/ Charles D. McPhail agent               /s/ Charles D. McPhail agent
---------------------------------          --------------------------------
LISA MARIE McPHAIL                         LORI LYNN McPHAIL


JOYVER INVESTMENTS, L.L.C.                 JOYVER INVESTMENTS, L.L.C.



By: /s/ Charles D. McPhail                 By: /s/ Charles D. McPhail, agent
    -----------------------------              --------------------------------
CHARLES D. McPHAIL, Member                 LYNN R. McPHAIL, Member

[w7 tbs]mw merger agmnt (rlm) 8-20-98










Page 46                                             MegaWorld's Initial: /s/ ICR
MERGER AGREEMENT
By and between MegaWorld, Inc.,
and Total Building Systems, Inc.                         CDMP's Initial: /s/ CDM

                                    EXHIBIT A

Sched.            Closing Document                                              References in Agreement
------            ----------------                                              -----------------------
                                                       SCHEDULE A-1

A-1               Plan of Merger                                                1.2
A-1               Articles of Merger                                            1.2
A-1               MegaWorld Promissory Note                                     2.1.3, 2.1.5
A-1               MegaWorld Security Agreement                                  2.3.4(b), 5.4.1, 10.5
A-1               MegaWorld Pledge Agreement                                    2.3.4(c), 5.4.1, 10.5
A-1               TBS Texas Guaranty Agreement                                  2.3.5, 2.1.3, 2.3.8, 2.8.3(c), (d), and (e)
A-1               TBS Texas Assumption Agreement                                2.3.6, 2.3.8(a)
A-1               TBS Texas Indemnification Agreement                           2.3.6, 2.3.8(b)
A-1               TBS Texas Security Agreement                                  2.3.8(d), 5.4.1, 10.5
A-1               TBS Texas Deed of Trust                                       2.3.8(e), 5.4.1, 10.5


                                                      SCHEDULE A-2

A-2               TBS Texas Shareholders' Agreement                             2.3.1, 2.1.4, 2.3.7, 2.3.8
A-2               MegaWorld Guaranty Agreement                                  2.3.2, 2.3.4(a), 2.3.4(b), 10.5
A-2               Omitted
A-2               Omitted
A-2               Castello Ratti funding Agreement

                                                      SCHEDULE A-3

A-3               Articles of Incorporation of TBS Texas                        1.1.3, 3.1.5, 9.3.4
A-3               Bylaws of TBS Texas                                           1.1.3, 3.1.5


                                                      SCHEDULE A-4

A-4               TBS Employment Agreement                                      1.3, 2.3.8(d), 2.3.8(e), 3.1.12

                                                      SCHEDULE A-5

A-5               List of MegaWorld Shareholders as of 11/10/98